Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-178262

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 5, 2012)

General Electric Capital Corporation

GE Capital* InterNotes®
Due From 9 Months to 60 Years From Date of Issue

We may offer to sell our GE Capital* InterNotes® from time to time. The specific terms of the notes will be set prior to the time of sale and described in a pricing supplement. You should read this prospectus supplement, the accompanying prospectus, the applicable pricing supplement and any written communication by us or the agents carefully before you invest.

We may offer the notes to or through agents for resale. We also may offer the notes directly. We have not set a date for termination of our offering.

The agents have advised us that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity without notice and at any time. Unless otherwise specified in the applicable pricing supplement, we do not intend to list the notes on any stock exchange.

Investing in the notes involves certain risks, including those described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement and page 1 of the accompanying prospectus.

The notes offered hereby are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed on the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

Joint Lead Managers and Lead Agents

BofA Merrill Lynch	Incapital LLC

Agents

Morgan Stanley	Citigroup
Wells Fargo Advisors, LLC	UBS Investment Bank

Prospectus Supplement dated May 17, 2013

* GE Capital is a registered trademark of General Electric Company.
 InterNotes® is a registered servicemark of Incapital Holdings LLC.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any pricing supplement in connection with the offering of the notes, as well as information filed by us with the Securities and Exchange Commission and incorporated by reference in these documents, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since then.

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to “we,” “us,” “our” and “GECC” are to General Electric Capital Corporation.

SUMMARY

This section summarizes the legal and financial terms of the notes that are described in more detail in “Description of Notes” beginning on page S-8. Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement or a written communication from us or the agents relating to those notes. The terms in that pricing supplement may vary from and supersede the terms contained in this summary and in “Description of Notes.” In addition, you should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, the particular pricing supplement and any written communication by us or the agents.

Issuer	General Electric Capital Corporation
Purchasing Agent	Incapital LLC
Joint Lead Managers and Lead Agents	Merrill Lynch, Pierce, Fenner & Smith Incorporated and Incapital LLC
Agents	Citigroup Global Markets Inc. Morgan Stanley & Co. LLC UBS Securities LLC Wells Fargo Advisors, LLC
Title of Notes	GE Capital* InterNotes®
Amount	The notes will not contain any limitations on our ability to issue additional indebtedness in the form of these notes or otherwise.
Denominations	The notes will be issued and sold in denominations of $1,000 and multiples of $1,000 (unless otherwise stated in the pricing supplement).
Status	The notes will be our direct unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.
The notes offered hereby are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
Maturities	Each note will mature nine months or more from its date of original issuance.
Interest

Each note will bear interest from its date of original issuance at a fixed rate or a floating rate. We also may issue notes with a rate of return, including principal, premium, if any, interest or other amounts payable, if any, that is determined by reference, either directly or indirectly, to the price, performance or levels of one or more securities, currencies or composite currencies, commodities, interest rates, inflation rates, stock indices or other indices or formulae.

Interest on each note will be payable either monthly, quarterly, semiannually or annually on each interest payment date and on the stated maturity date. Interest also will be paid on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity in accordance with its terms.

Interest on the notes will be computed on the bases specified in the section entitled “Description of Notes—Payment of Principal and Interest” on page S-10.

Principal

The principal amount of each note will be payable on its stated maturity date or upon earlier redemption or repayment at the corporate trust office of the paying agent or at any other place we may designate.

Redemption and Repayment

Unless otherwise stated in the applicable pricing supplement, a note will not be redeemable at our option or be repayable at the option of the holder prior to its stated maturity date. The notes will not be subject to any sinking fund.

Survivor’s Option

Specific notes may contain a provision permitting the optional repayment of those notes prior to stated maturity, if requested by the authorized representative of the beneficial owner of those notes, following the death of the beneficial owner of the notes, so long as the notes were owned by the beneficial owner or his or her estate at least six months prior to the request. This feature is referred to as a “Survivor’s Option.” Your notes will not be repaid in this manner unless the pricing supplement for your notes provides for the Survivor’s Option. The right to exercise the Survivor’s Option is subject to limits set by us on (1) the permitted dollar amount of total exercises by all holders of notes in any calendar year, and (2) the permitted dollar amount of an individual exercise by a holder of a note in any calendar year. Additional details on the Survivor’s Option are described in the section entitled “Description of Notes—Survivor’s Option” on page S-17.

Sale and Clearance	We will sell notes in the United States only. Notes will be issued in book-entry only form and will clear through The Depository Trust Company. We do not intend to issue notes in certificated form.
Trustee	The trustee for the notes is The Bank of New York Mellon, under an indenture dated as of February 27, 1997, as supplemented.
Selling Group

The agents and dealers comprising the selling group are broker-dealers and securities firms. The agents, including the Purchasing Agent, have entered into an Amended and Restated Selling Agent Agreement with us dated December 1, 2011. Dealers who are members of the selling group have executed a Master Selected Dealer Agreement with the Purchasing Agent. The agents and the dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements and all other applicable laws and regulations. You may contact the Purchasing Agent at info@incapital.com for a list of selling group members.

RISK FACTORS

Your investment in the notes will involve certain risks. This prospectus supplement and the accompanying prospectus do not describe all of those risks. See “Risk Factors” on page 1 of the accompanying prospectus.

In addition to the information relating to the businesses of GECC, which is incorporated by reference in the accompanying prospectus, you should, in consultation with your own financial and legal advisors, carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these investment risks.

We may choose to redeem notes when prevailing interest rates are relatively low.

If your notes are redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

Survivor’s Option may be limited in amount.

We will have a discretionary right to limit the aggregate principal amount of notes subject to the Survivor’s Option that may be exercised in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the outstanding principal amount of all GE Capital* InterNotes® outstanding as of the end of the most recent calendar year, as described in “Description of Notes—Survivor’s Option” on page S-17. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes subject to the Survivor’s Option that may be exercised in such calendar year on behalf of any individual deceased beneficial owner of notes. Accordingly, no assurance can be given that exercise of the Survivor’s Option for the desired amount will be permitted in any single calendar year.

We cannot assure that a trading market for your notes will ever develop or be maintained.

In evaluating the notes, you should assume that you will be holding the notes until their stated maturity. The notes are a new issue of securities. We cannot assure you that a trading market for your notes will ever develop, be liquid or be maintained. Many factors independent of our creditworthiness affect the trading market for and market value of your notes. Those factors include, without limitation:

•	the method of calculating the principal and interest for the notes;

•	the time remaining to the stated maturity of the notes;

•	the outstanding amount of the notes;

•	the redemption or repayment features of the notes; and

•	the level, direction and volatility of interest rates generally.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.

Floating-rate notes bear additional risks.

If your notes bear interest at a floating rate, there will be additional significant risks not associated with a conventional fixed-rate debt security. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of market volatility and other risks and their impact on the value of, or payments made on, your floating-rate notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

Holders of indexed notes are subject to important risks that are not associated with more conventional debt securities.

If you invest in indexed notes, you will be subject to significant additional risks not associated with conventional fixed-rate or floating-rate debt securities. These risks include the possibility that the particular index or indices or other reference asset may be subject to fluctuations, and the possibility that you will receive a lower, or no, amount of principal, premium or interest. In recent years, many securities, currencies, commodities, interest rates, inflation rates, indices and other reference assets have experienced significant volatility, and this volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of market volatility and other risks and their impact on the value of, or payments made on, your indexed notes. Some of the additional risks that you should consider in connection with an investment in indexed notes are as follows:

•

You may lose some or all of your principal. The principal amount of an indexed note may or may not be fully “principal protected.” A note that is not fully “principal protected” means that the principal amount you will receive at maturity may be less than the original purchase price of the indexed note. It also is possible that no principal will be repaid. All notes, even those that are fully “principal protected”, are subject to credit risk.

•

Your yield may be less than the yield on a conventional debt security of comparable maturity. Due to the contingent nature of any payments on indexed notes, any yield on your investment in an indexed note (whether or not the principal amount is indexed) may be less than the overall return you would earn if you purchased a conventional fixed-rate or floating-rate debt security at the same time and with the same maturity date.

•

The existence of a multiplier or leverage factor may result in the loss of your principal and interest. Some indexed notes may have interest and principal payments that increase or decrease at a rate greater than the rate of a favorable or unfavorable movement in the indexed item. This is referred to as a multiplier or leverage factor. A multiplier or leverage factor in a principal or interest index will increase the risk that no principal or interest will be paid.

•

Payment on the indexed note prior to maturity may result in a reduced return on your investment. The terms of an indexed note may require that the indexed note be paid prior to its scheduled maturity date. That early payment could reduce your anticipated return. In addition, you may not be able to invest the funds you receive upon such payment in a new investment that yields a similar return.

•

Historical changes in an index or other reference asset may not be indicative of future changes. Changes in a reference asset that have occurred in the past are not necessarily indicative of the range of, or trends in, changes that may occur in the future. You should not rely on any historical changes or trends in the reference asset underlying an indexed note as an indicator of future changes. Fluctuations in a reference asset result from a variety of factors that we do not control and cannot predict. Such changes may impact the rate of interest payable and the return of principal on your indexed notes.

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The U.S. federal income tax consequences of indexed notes may be uncertain. No statutory, judicial or administrative authority directly addresses the characterization for U.S. federal income tax purposes of some types of indexed notes. As a result, significant U.S. federal income tax consequences of an investment in those indexed notes are not certain. We are not requesting, and will not request in the future, a ruling from the Internal Revenue Service (the “IRS”) for any of the indexed notes we may offer, and we give no assurance that the IRS will agree with the statements made in this prospectus or in the applicable supplement.

•

Your investment return may be less than a comparable direct investment in the applicable reference asset or in a fund that invests in that reference asset. A direct investment in the applicable reference asset or in a fund that invests in that reference asset would allow you to receive the full benefit of any appreciation in the price of the reference asset, as well as in any dividends or distributions paid on any shares of capital stock, if any, that constitute the reference asset. The notes may not provide you the same return.

During periods of reduced inflation or deflation, the interest rate applicable to CPI-linked notes for any interest period could be as low as zero.

During periods of reduced inflation or deflation, the amount of interest payable on notes linked to the U.S. Consumer Price Index, or “CPI,” will decrease and could be as low as zero. This also may have an impact on the trading prices of CPI-linked notes, especially during periods of significant and rapid changes in the CPI.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes being offered supplements and, to the extent inconsistent with or to the extent otherwise specified in an applicable pricing supplement, replaces the description of the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. Unless otherwise specified in an applicable pricing supplement, the notes will have the terms described below. Specific terms of the notes may also be contained in any written communication from us or the agents. Capitalized terms used but not defined below have the meanings given to them in the accompanying prospectus and in the indenture relating to the notes.

The notes being offered by this prospectus supplement, the accompanying prospectus and the applicable pricing supplement will be issued under a Third Amended and Restated Indenture between us and The Bank of New York Mellon, as successor trustee (the “trustee”), dated as of February 27, 1997, as supplemented by a First Supplemental Indenture dated as of May 3, 1999, a Second Supplemental Indenture dated as of July 2, 2001, a Third Supplemental Indenture dated as of November 22, 2002, a Fourth Supplemental Indenture dated as of August 24, 2007, a Fifth Supplemental Indenture dated as of December 2, 2008 and a Sixth Supplemental Indenture dated as of April 2, 2009 (collectively, the “indenture”). The indenture is more fully described in the accompanying prospectus. The indenture does not limit the aggregate amount of debt securities that may be issued under it and provides that the debt securities may be issued under it from time to time in one or more series. The following statements are summaries of the material provisions of the indenture and the notes. These summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, including for the definitions of certain terms. The notes constitute a single series of debt securities for purposes of the indenture.

We may issue notes that bear interest at a fixed rate described in the applicable supplement. We refer to these notes as “fixed-rate notes.” We may issue notes that bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, described in the applicable supplement. We refer to these notes as “floating-rate notes.” In some cases, the interest rate of a floating-rate note also may be adjusted by adding or subtracting a spread or by multiplying the interest rate by a spread multiplier. A floating-rate note also may be subject to a maximum interest rate limit, or ceiling, and/or a minimum interest rate limit, or floor, on the interest that may accrue during any interest period.

We also may issue notes that provide that the rate of return, including the principal, premium, if any, interest or other amounts payable, if any, is determined by reference, either directly or indirectly, to the price, performance or levels of one or more securities, currencies or composite currencies, commodities, interest rates, inflation rates, stock indices, or other indices or formulae, in each case as specified in the applicable supplement. We refer to these notes as “indexed notes.”

We will identify the calculation agent for any floating-rate notes or indexed notes in the applicable supplement. The calculation agent will be responsible for calculating the interest rate, reference rates, principal, premium, if any, interest or other amounts payable, if any, applicable to the floating-rate notes or indexed notes, as the case may be, and for certain other related matters. The calculation agent, at the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if already determined, the interest rate that is to take effect on the next interest reset date, as described below, for the floating-rate note. We may replace any calculation agent or elect to act as the calculation agent for some or all of the notes, and the calculation agent also may resign.

Notes issued in accordance with this prospectus supplement, the accompanying prospectus, the applicable pricing supplement and any written communication from us or the agents will have the following general characteristics:

•	the notes will be our direct unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding;

•

the notes may be offered from time to time by us through the Purchasing Agent and each note will mature on a day that is at least nine months but not more than sixty years from its date of original issuance;

•

each note will bear interest from its date of original issuance at a fixed or a floating rate or the notes will have a rate of return, including principal, premium, if any, interest or other amounts payable, if any, that is determined by reference, either directly or indirectly, to the price, performance or levels of one or more securities, currencies or composite currencies, commodities, interests rates, inflation rates, stock indices or other indices or formulae;

•	the notes will not be subject to any sinking fund; and

•	the minimum denomination of the notes will be $1,000 (unless otherwise stated in the pricing supplement).

In addition, the pricing supplement and other written communication from us or the agents relating to each offering of notes will describe specific terms of the notes, including:

•	the price, which may be expressed as a percentage of the aggregate initial public offering price of the notes, at which the notes will be issued to the public;

•	the date on which the notes will be issued to the public;

•	the stated maturity date of the notes;

•	whether the note is a fixed-rate note, a floating-rate note or an indexed note;

•

the method of determining and paying interest, including any applicable interest rate basis or bases, any initial interest rate, any interest reset dates, any interest payment dates, any index maturity, and any maximum or minimum interest rate;

•	any spread or spread multiplier applicable to a floating-rate note or an indexed note;

•	the interest payment frequency;

•	the purchase price, Purchasing Agent’s discount and net proceeds to us;

•

whether the authorized representative of the holder of a beneficial interest in the note will have the right to seek repayment upon the death of the holder as described under “—Survivor’s Option” on page S-17;

•	if the notes may be redeemed at our option or repaid at the option of the holder prior to its stated maturity date, the provisions relating to any such redemption or repayment; and

•	any other significant terms of the notes not inconsistent with the provisions of the indenture.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

A form of pricing supplement relating to the notes is attached to this prospectus supplement as Annex A. However, the pricing supplement for any offering of notes may vary from this form. Such information may also be contained in a writing from us or the agents.

Payment of Principal and Interest

Payment of principal of and interest on beneficial interests in the notes will be made in accordance with the arrangements then in place between the paying agent and The Depository Trust Company (referred to as “DTC”) and its participants as described under “Registration and Settlement—The Depository Trust Company” on page S-19. Payments in respect of any notes in certificated form will be made as described under “Registration and Settlement—Registration, Transfer and Payment of Certificated Notes” on page S-20.

Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at the note’s stated maturity or on the date of redemption or repayment if a note is redeemed or repaid prior to maturity. Interest is payable to the person in whose name a note is registered at the close of business on the regular record date before each interest payment date. Interest due at a note’s stated maturity or on a date of redemption or repayment will be payable to the person to whom principal is payable.

In the event that any interest payment date, stated maturity date or date of earlier redemption or repayment for any fixed rate note is not a business day, principal and/or interest on such fixed rate note will be paid on the next succeeding business day; however, we will not pay any additional interest due to the delay in payment. If an interest payment date (other than the stated maturity date or date of earlier redemption or repayment) for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day and interest thereon will continue to accrue, except that, in the case of a LIBOR note, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the stated maturity date or date of earlier redemption or repayment for a floating rate note falls on a day that is not a business day, we will make the payment of principal and interest on the next business day, without additional interest.

Unless we specify otherwise in the applicable supplement, “business day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed. A “London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

We will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holders of beneficial interests in the note in respect of which such payments are made.

Interest and Interest Rates

Fixed-Rate Notes

Each fixed-rate note will begin to accrue interest on its issue date until its stated maturity date or earlier redemption or repayment. The applicable pricing supplement will specify a fixed interest rate per year payable monthly, quarterly, semi-annually or annually. Interest on the fixed-rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable pricing supplement, interest on the fixed-rate notes will be paid as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.

Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the note was issued.

Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the note was issued.

Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note was issued.

The regular record date for any interest payment date for a fixed-rate note will be the first day of the calendar month in which the interest payment date occurs (whether or not a business day), except that the regular record date for interest due on any note’s stated maturity date or date of earlier redemption or repayment will be that particular date.

Interest on a fixed-rate note will generally be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding regular record date. However, if the date of original issuance of a fixed-rate note is between a regular record date and the corresponding interest payment date, the first interest payment will be made on the next succeeding interest payment date.

Floating-Rate Notes Interest Rate Bases.

Each floating-rate note will have an interest rate basis or formula, which may be based on:

•	the federal funds rate, in which case the note will be a “federal funds rate note”;

•	the London interbank offered rate, in which case the note will be a “LIBOR note”;

•	the prime rate, in which case the note will be a “prime rate note”;

•	the treasury rate, in which case the note will be a “treasury rate note”; or

•	any other interest rate formula specified in the applicable supplement.

The specific terms of each floating-rate note, including the initial interest rate in effect until the first interest reset date, will be specified in the applicable supplement. Thereafter, the interest rate will be determined by reference to the specified interest rate basis or formula, plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The “spread” is the number of basis points we specify on the floating-rate note to be added to or subtracted from the base rate. The “spread multiplier” is the percentage we specify on the floating-rate note by which the base rate is multiplied in order to calculate the applicable interest rate.

Interest Reset Dates. The interest rate of each floating-rate note may be reset daily, weekly, monthly, quarterly, semi-annually or annually, as we specify in the applicable supplement. The interest rate in effect from the issue date to the first interest reset date for a floating-rate note will be the initial interest rate, as specified in the applicable supplement. We refer to the period during which an interest rate is effective as an “interest period”, and the first day of each interest period as an “interest reset date.” The interest reset dates will be specified in the applicable supplement.

If any interest reset date for any floating-rate note falls on a day that is not a business day for the floating-rate note, the interest reset date for the floating-rate note will be the next day that is a business day for the floating-rate note. However, in the case of a LIBOR note, if the next business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

Interest Determination Dates. Unless otherwise specified in the applicable supplement, the interest determination date for an interest reset date will be:

•	for a federal funds rate note or a prime rate note, the business day immediately preceding the interest reset date;

•	for a LIBOR note, the second London Banking Day immediately preceding the interest reset date;

•	for a treasury rate note, the day of the week in which the interest reset date falls on which Treasury bills, as defined below, of the applicable index maturity would normally be auctioned; and

•

for a floating-rate note for which the interest rate is determined by reference to two or more base rates, the interest determination date will be the most recent business day that is at least two business days prior to the applicable interest reset date for the floating-rate note on which each applicable base rate is determinable.

The “index maturity” is the period to maturity of the instrument for which the interest rate basis is calculated.

Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. The treasury rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date.

Calculation Date. Unless otherwise specified in the applicable supplement, the calculation date for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a floating-rate note for the related interest period. Unless otherwise specified in the applicable supplement, the calculation date will be the earlier of:

(1) the tenth calendar day after the related interest determination date or, if that day is not a business day, the next succeeding business day, or

(2) the business day immediately preceding the applicable interest payment date, the maturity date or the redemption or prepayment date, as the case may be.

Interest Payments. Except as provided below and unless otherwise provided in the applicable supplement, interest on floating-rate notes will be payable, in the case of floating-rate notes with an interest reset date that resets:

•	daily, weekly or monthly—on a date that occurs in each month, as specified in the applicable supplement;

•	quarterly—on a date that occurs in each third month, as specified in the applicable supplement;

•	semi-annually—on a date that occurs in each of two months of each year, as specified in the applicable supplement; and

•	annually—on a date that occurs in one month of each year, as specified in the applicable supplement.

Interest on a floating-rate note will generally be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding regular record date. However, if the date of original issuance of a floating-rate note is between a regular record date and the corresponding interest payment date, the first interest payment will be made on the next succeeding interest payment date. The regular record date for any interest payment date for a floating-rate note will be the fifteenth calendar day immediately preceding such interest payment date (whether or not a business day), except that the regular record date for interest due on any note’s stated maturity date or date of earlier redemption or repayment will be that particular date.

For each floating-rate note, the calculation agent will determine the interest rate for the applicable interest period and will calculate the amount of interest accrued during each interest period. Accrued interest on a floating-rate note is calculated by multiplying the principal amount of a note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless we specify otherwise in the applicable supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

•

for federal funds rate notes, LIBOR notes, prime rate notes or any other floating-rate notes other than treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

•	for treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All dollar amounts used in or resulting from any calculation on floating-rate notes will be rounded to the nearest cent, with one-half cent being rounded upward. Unless we specify otherwise in the applicable supplement, all percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

The calculation agent, upon the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next interest reset date as a result of a determination made on the most recent interest determination date with respect to the floating-rate note.

LIBOR Notes. Each LIBOR note will bear interest at the LIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement. The LIBOR base rate will be the London interbank offered rate for deposits in U.S. dollars, as specified in the applicable supplement. Except as provided below, LIBOR for each interest period will be calculated on the interest determination date for the related interest reset date.

As determined by the calculation agent, LIBOR for any interest determination date will be the arithmetic mean of the offered rates for deposits in U.S. dollars having the index maturity described in the applicable supplement commencing on the related interest reset date, as the rates appear on the LIBOR Reuters page designated in the applicable supplement as of 11:00 A.M., London time, on that interest determination date, if at least two offered rates appear on the designated LIBOR Reuters page, except that, if the designated LIBOR Reuters page only provides for a single rate, that single rate will be used. The “designated LIBOR Reuters page” means the Reuters screen “LIBOR01” page (or such other page as may replace such page on that service or such other page as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

If fewer than two of the rates described above appear on that page or no rate appears on any page on which only one rate normally appears, then the calculation agent will determine LIBOR as follows:

•

The calculation agent will select (after consultation with us) four major banks in the London interbank market, which may include us, our affiliates, or affiliates of the agents. On the interest determination date, those four banks will be requested to provide their offered quotations for deposits in U.S. dollars having an index maturity specified in the applicable supplement commencing on the interest reset date to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, the calculation agent will select (after consultation with us) three major banks in New York City, which may include us, our affiliates, or affiliates of the agents. On the interest determination date, those three banks will be requested to provide their offered quotations for loans in U.S. dollars having an index maturity specified in the applicable supplement commencing on the interest reset date to leading European banks at approximately 11:00 A.M., New York City time. The calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for that interest reset period will remain LIBOR then in effect on the interest determination date.

Treasury Rate Notes. Each treasury rate note will bear interest at the treasury rate plus or minus any spread and multiplied by any spread multiplier described in the applicable supplement. Except as provided below, the treasury rate for each interest reset period will be calculated on the interest determination date for the related interest reset date.

The “treasury rate” for any interest determination date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the index maturity described in the applicable supplement, as specified under the caption “Interest Rate” on the display on Reuters 3000 Xtra Service, or any successor service, on page USAUCTION 10/11 or any other page that may replace such page.

If the rate cannot be determined as described above, the treasury rate will be determined as follows:

(1) If the rate is not displayed on Reuters page USAUCTION 10/11 or any other page that may replace such page by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”

(2) If the rate referred to in (1) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

(3) If the rate referred to in (2) above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/ Secondary Market.”

(4) If the rate referred to in (3) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(5) If the rate referred to in (4) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent (after consultation with us), for the issue of Treasury bills with a remaining maturity closest to the particular index maturity.

(6) If the dealers selected by the calculation agent are not quoting as mentioned in (5) above, the treasury rate will be the treasury rate in effect on the particular interest determination date.

The bond equivalent yield will be calculated using the following formula:

Bond equivalent yield =	D × N	× 100

360 − (D × M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Federal Funds Rate Notes. Each federal funds rate note will bear interest at the federal funds rate plus or minus any spread and multiplied by any spread multiplier described in the applicable supplement. Except as provided below, the federal funds rate for each interest reset period will be calculated on the interest determination date for the related interest reset date.

The “federal funds rate” for any interest determination date is the rate on that date for federal funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading “Federal Funds (Effective)” and displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page that may replace the specified page on that service (“Reuters Page FEDFUNDS1”).

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•

If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date or does not appear on Reuters Page FEDFUNDS1, the federal funds rate will be the rate on that interest determination date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).”

•

If the alternative rate described above is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds quoted, prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent (after consultation with us).

•	If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that interest determination date.

Prime Rate Notes. Each prime rate note will bear interest at the prime rate plus or minus any spread and multiplied by any spread multiplier described in the applicable supplement. Except as provided below, the prime rate for each interest reset period will be calculated on the interest determination date for the related interest reset date.

The “prime rate” for any interest determination date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•

If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that interest determination date.

•	If fewer than four rates appear on the Reuters screen US PRIME 1 for that interest determination date, by 3:00 P.M., New York City time, then the prime rate will be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent (after consultation with us) on the interest determination date. These selected banks or trust companies may include our subsidiaries or affiliates, or affiliates of the calculation agent.

•	If the banks selected by the calculation agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the interest determination date.

“Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

Indexed Notes

We may issue indexed notes, in which the amount of principal, premium, if any, interest, or other amounts payable, if any, is determined by reference, either directly or indirectly, to the price, performance or levels of one or more:

•	securities;

•	currencies or composite currencies;

•	commodities;

•	interest rates;

•	inflation rates;

•	stock indices; or

•	other indices or formulae;

in each case as specified in the applicable supplement. In this prospectus, we may refer to these as “reference assets.”

An example of indexed notes that we may offer is “consumer price index linked notes” or “CPI-linked notes.” The monthly rate of interest on those notes is determined, in part, by a change in the Consumer Price Index published by the Bureau of Labor and Statistics of the U.S. Department of Labor.

Holders of some types of indexed notes may receive a principal amount at maturity that is greater than or less than the face amount of the notes, depending upon the relative value at maturity of the reference asset or underlying obligation. The value of the applicable index will fluctuate over time.

We will provide the method for determining the principal, premium, if any, interest, or other amounts payable, if any, in respect of that indexed note, certain historical information with respect to the specified index or indexed items and specific risk factors relating to that particular type of indexed note in the applicable supplement. The applicable supplement also will describe the tax considerations associated with an investment in the indexed notes if they differ from those described in the section entitled “United States Federal Tax Considerations” beginning on page S-21.

Upon the request of the holder of an indexed note, the calculation agent will provide, if applicable, the current index, principal, premium, if any, rate of interest, interest payable, or other amounts payable, if any, in connection with the indexed note.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the indexed security or securities, or other securities of the types listed above. An indexed note also may provide that the form of settlement may be determined at our option or the holder’s option. Some indexed notes may be exchangeable prior to maturity, at our option or the holder’s option, for the related securities.

Redemption and Repayment

Unless we otherwise provide in the applicable pricing supplement, a note will not be redeemable or repayable prior to its stated maturity date.

If the pricing supplement states that the note will be redeemable at our option prior to its stated maturity date, then on such date or dates specified in the pricing supplement, we may redeem those notes at our option either in whole or from time to time in part, upon not less than 30 nor more than 60 days’ written notice to the holder of those notes.

If the pricing supplement states that your note will be repayable at your option prior to its stated maturity date, we will require receipt of notice of the request for repayment at least 30 but not more than 60 days prior to the date or dates specified in the pricing supplement. We also must receive the completed form entitled “Option to Elect Repayment.” Exercise of the repayment option by the holder of a note is irrevocable. In addition, we will not permit you to exercise the repayment option except in principal amounts of $1,000 and multiples of $1,000.

Since the notes will be represented by a global note, DTC or its nominee will be treated as the holder of the notes; therefore DTC or its nominee will be the only entity that receives notices of redemption of notes from us, in the case of our redemption of notes, and will be the only entity that can exercise the right to repayment of notes, in the case of optional repayment. See “Registration and Settlement” on page S-19.

To ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a note, the beneficial owner of the interest in that note must instruct the broker or other direct or indirect participant through which it holds the beneficial interest to notify DTC or its nominee of its desire to exercise a right to repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note to determine the cut-off time by which the instruction must be given for timely notice to be delivered to DTC or its nominee. Conveyance of notices and other communications by DTC or its nominee to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

The redemption or repayment of a note normally will occur on the interest payment date or dates following receipt of a valid notice. Unless otherwise specified in the pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the note plus unpaid interest accrued to the date or dates of redemption or repayment.

We may at any time purchase notes at any price or prices in the open market or otherwise. We may also purchase notes otherwise tendered for repayment by a holder or tendered by a holder’s duly authorized representative through exercise of the Survivor’s Option described below. If we purchase the notes in this manner, we have the discretion to either hold, resell or surrender the notes to the trustee for cancellation.

Survivor’s Option

The “Survivor’s Option” is a provision in a note pursuant to which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request. The pricing supplement relating to each offering of notes will state whether the Survivor’s Option applies to those notes.

If a note is entitled to a Survivor’s Option, upon the valid exercise of the Survivor’s Option and the proper tender of that note for repayment, we will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner’s interest in that note plus unpaid interest accrued to the date of repayment.

To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the applicable jurisdiction.

The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interest in the note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of the beneficial owner of that note for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered holder of that note, if entitlement to those interests can be established to the satisfaction of the trustee and us. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

We have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all GE Capital* InterNotes® outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of notes in such calendar year. In addition, we will not permit the exercise of the Survivor’s Option except in principal amounts of $1,000 and multiples of $1,000.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each election to exercise the Survivor’s Option will be accepted in the order that elections are received by the trustee, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the Survivor’s Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor’s Option is not accepted, the trustee will deliver a notice by first-class mail to the authorized representative of the deceased beneficial owner that states the reason that note has not been accepted for repayment.

With respect to notes represented by a global note, DTC or its nominee is treated as the holder of the notes and will be the only entity that can exercise the Survivor’s Option for such notes. To obtain repayment pursuant to exercise of the Survivor’s Option for a note, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

•	a written instruction to such broker or other entity to notify DTC of the authorized representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•

appropriate evidence satisfactory to the trustee and us (a) that the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of the date of death of the beneficial owner, and (d) that the representative has authority to act on behalf of the beneficial owner;

•

if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the trustee and us from the nominee attesting to the deceased’s beneficial ownership of such note;

•

a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•

tax waivers and any other instruments or documents that the trustee and we reasonably require in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment; and

•

any additional information the trustee or we reasonably require to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the trustee, together with evidence satisfactory to the trustee from the broker or other entity stating that it represents the deceased beneficial owner.

We retain the right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option applicable to the notes will be accepted in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by us, in our sole discretion, which determination will be final and binding on all parties.

The broker or other entity will be responsible for disbursing payments received from the trustee to the authorized representative. See “Registration and Settlement” on page S-19.

If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders or beneficial owners thereof.

REGISTRATION AND SETTLEMENT

The Depository Trust Company

All of the notes we offer will be issued in book-entry only form. This means that we will not issue certificates for notes, except in the limited case described below. Instead, we will issue global notes in registered form. Each global note will be held through DTC and will be registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. will be the holder of record of the notes. Each note represented by a global note evidences a beneficial interest in that global note.

Beneficial interests in a global note will be shown on, and transfers are effected through, records maintained by DTC or its participants. In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or have a direct or indirect account with such an institution. Transfers of ownership interests in the notes will be accomplished by making entries in DTC participants’ books acting on behalf of beneficial owners.

So long as DTC or its nominee is the registered holder of a global note, DTC or its nominee, as the case may be, will be the sole holder and owner of the notes represented thereby for all purposes, including payment of principal and interest, under the indenture. Except as otherwise provided below, you will not be entitled to receive physical delivery of certificated notes and will not be considered the holder of the notes for any purpose under the indenture. Accordingly, you must rely on the procedures of DTC and the procedures of the DTC participant through which you own your note in order to exercise any rights of a holder of a note under the indenture. The laws of some jurisdictions require that certain purchasers of notes take physical delivery of such notes in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in the notes.

Each global note representing notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (1) DTC notifies us that it is unwilling or unable to continue as depositary for the global notes or we become aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in any such case we fail to appoint a successor to DTC within 90 calendar days or (2) we determine at any time that the notes shall no longer be represented by global notes, in which case we will inform DTC of such determination, who will, in turn, notify participants of their right to withdraw their notes from DTC. Upon any such exchange, the certificated notes shall be registered in the names of the beneficial owners of the global note representing the notes.

The following is based on information furnished by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participant’s accounts. This eliminates the need for physical movement of securities certificates. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Registration, Transfer and Payment of Certificated Notes

If we ever issue notes in certificated form, those notes may be presented for registration, transfer and payment at the office of the registrar or at the office of any transfer agent designated and maintained by us. We have initially designated The Bank of New York Mellon to act in those capacities for the notes. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time, we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any notes at any time.

We will not be required to: (1) issue, register the transfer of or exchange any note to be redeemed for a period of 15 calendar days preceding the first publication of the relevant notice of redemption, or if registered notes are outstanding and there is no publication, the mailing of the relevant notice of redemption; (2) exchange or register the transfer of any note that was selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part; (3) exchange any unregistered notes selected for redemption except that such unregistered notes may be exchanged for registered notes of like tenor, provided that such registered notes shall be simultaneously surrendered for redemption; or (4) register the transfer of or exchange any notes surrendered for optional repayment, in whole or in part.

We will pay principal of and interest on any certificated notes at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a note by check on any interest payment date other than at stated maturity or upon earlier redemption or repayment to the person in whose name the note is registered at the close of business on the regular record date for that payment. We will pay principal and interest at stated maturity or upon earlier redemption or repayment in same-day funds against presentation and surrender of the applicable notes.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations that may be relevant to you if you invest in notes. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to you, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of investors or that are generally assumed to be known by investors. For example, except as discussed under “—Non-U.S. Holders” and “—Information Reporting and Backup Withholding,” the discussion generally applies to you only if you are an individual who is a citizen or resident of the United States that is a cash basis taxpayer (a “U.S. holder”). This summary deals only with U.S. holders that hold notes as capital assets and purchase notes as part of the initial distribution at their issue price. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a person that: (i) is not an individual; (ii) uses the accrual method of tax accounting; (iii) elects mark to market treatment; (iv) holds notes as a hedge or as a position in a “straddle,” conversion or other integrated transaction; (v) is a former citizen or resident; or (vi) has a “functional currency” other than the U.S. dollar.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

This summary describes only tax considerations relating to fixed or floating rate notes issued at par or with no more than a “de minimis” amount of discount. Any additional tax considerations relevant to a particular issuance of notes will be described in the applicable pricing supplement. You should consult your tax adviser about the tax consequences of purchasing or holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the tax consequences to you under state, local or other tax laws.

Payments of Interest

Payments of interest on a note will be taxable to you as ordinary interest income at the time that you receive such amounts.

Notes that pay interest annually that are issued between a regular record date and the corresponding interest payment date will have an initial payment period that is longer than one year. Such notes will have original issue discount for U.S. federal income tax purposes. Additional tax considerations relating to any such notes, or any other notes that have original issue discount, will be set forth in the applicable pricing supplement.

Sale and Retirement of Notes

When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued and unpaid interest, which will be taxable to you as ordinary interest income) and your tax basis in the note. Your tax basis in a note generally will equal the cost of the note to you.

Except as discussed below with respect to short-term notes (as defined below), the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by you generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Short-Term Notes

Special U.S. federal income tax rules will apply to notes with maturities of one year or less (“short-term notes”). Those rules provide that payments on a short-term note give rise to “original issue discount” that generally is not required to be included in income prior to the maturity or disposition of a short-term note. Thus, if a short-term note provides for a single interest payment at maturity, you will be required to include that payment as ordinary income upon maturity of the note. In addition, you will be required to treat any gain realized on a sale, exchange or retirement of a short-term note as ordinary income to the extent such gain does not exceed the interest accrued during the period you held the note. The treatment of interest payments received on a short-term note prior to maturity is not entirely clear under these special rules, however, and it is possible that you would be required to include such payments as ordinary income at the time received rather than upon a subsequent disposition of the note.

You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the note matures or upon an earlier disposition in a taxable transaction. However, you may elect to accrue interest in gross income on a current basis and avoid the limitation on the deductibility of interest described above.

Indexed Notes and Other Notes Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). Contingent debt obligations are generally subject to rules that require accrual of interest income on a constant-yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the relevant pricing supplement.

Non-U.S. Holders

If you are a non-resident alien individual that is the beneficial owner of the notes (a “non-U.S. holder”), the interest income that you derive in respect of the notes generally will be exempt from United States federal withholding tax. This exemption will apply to you provided that

•

you do not actually or constructively own 10% or more of the combined voting power of all classes of our stock and you are not a controlled foreign corporation that is related, directly or indirectly to us through stock ownership and

•

you provide a statement (generally, an Internal Revenue Service Form W-8BEN or a substitute therefor or successor thereto) signed under penalties of perjury that includes your name and address and certifies that you are a non-U.S. holder in compliance with applicable requirements (or satisfy certain documentary evidence requirements for establishing that you are a non-U.S. holder).

Notwithstanding the foregoing, subject to the “grandfather rule” described below, you may be subject to U.S. withholding tax with respect to payments of interest made after December 31, 2013 and payments of principal made after December 31, 2016 unless (x) if you (or any foreign intermediary through which you hold notes) are not a “foreign financial institution” (as defined below), you (or any such foreign intermediary through which you hold notes) have provided any required information with respect to your direct and indirect U.S. owners, if any; and (y) if you (or any intermediary through which you hold notes) are a “foreign financial institution” (as defined below), you (or any such foreign intermediary through which you hold notes) are “FATCA compliant,” as described below. Pursuant to a “grandfather rule,” the withholding tax described in this paragraph generally will not apply to notes issued before January 1, 2014. For the purposes of this grandfather rule, any additional Notes that are issued in a “qualified reopening” of a prior issuance of Notes will be treated as having the same issue date as the original Notes and thus generally will be treated as issued on or before December 31, 2013 if the original Notes were so issued.

If you are a non-U.S. holder, any gain you realize on a sale, exchange or other disposition of notes generally will be exempt from United States federal income tax, including withholding tax. This exemption will not apply to you if: (i) your gain is effectively connected with your conduct of a trade or business in the United States; or (ii) you are an individual holder and are present in the United States for 183 days or more in the taxable year of the disposition and either your gain is attributable to an office or other fixed place of business that you maintain in the United States or you have a tax home in the United States. In addition, the gross proceeds from a sale, exchange, redemption or other taxable disposition of a note that is not subject to the grandfather rule described above effected after December 31, 2016 may be subject to withholding tax unless (x) if you (or any foreign intermediary through which you hold notes) are not a “foreign financial institution” (as defined below), you (or any such foreign intermediary through which you hold notes) have provided any required information with respect to your direct and indirect U.S. owners, if any; and (y) if you (or any intermediary through which you hold notes) are a “foreign financial institution” (as defined below), you (or any such foreign intermediary through which you hold notes) are “FATCA compliant,” as described below.

For the purpose of the preceding paragraphs, a “foreign financial institution” generally is a non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, (iii) is an “investment entity,” (iv) is an insurance company that meets certain requirements or (v) is a holding company or treasury center for a group that includes an entity described in (i) through (iv). An “investment entity” is generally an entity (a) that primarily conducts as a business on behalf of customers: trading in financial instruments; individual or collective portfolio management; or investing, administering, or managing funds, money, or certain financial assets on behalf of others, (b) the gross income of which is primarily attributable to investing, reinvesting, or trading in financial assets and is managed by a financial institution, or (c) that functions or holds itself out as mutual fund, hedge fund, or similar investment vehicle established with an investment strategy of investing, reinvesting, or trading in financial assets. A foreign financial institution will be “FATCA compliant” if it (x) has entered into an agreement with the U.S. government, pursuant to which it agrees, among other responsibilities, to collect and provide to the U.S. tax authorities information about its direct and indirect U.S. accountholders and investors (to the extent that an applicable intergovernmental agreement to implement FATCA (“IGA”) has not waived the requirement to enter into such an agreement); (y) has complied with the terms of an applicable IGA and has registered its status as compliant with such IGA with the U.S. government; or (z) otherwise has established an exemption.

United States federal estate tax will not apply to a note held by you if at the time of death you were not a citizen or resident of the United States, you did not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and payments of interest on the note would not have been effectively connected with the conduct by you of a trade or business in the United States.

For purposes of applying the rules set forth under this heading “Non-U.S. Holders” to a note held by an entity that is treated as fiscally transparent (for example, a partnership) for U.S. federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.

Information Reporting and Backup Withholding

The paying agent must file information returns with the Internal Revenue Service in connection with payments made on the notes to certain U.S. holders. You may also be subject to information reporting with respect to the proceeds from a sale of the notes. If you are a U.S. holder, you generally will not be subject to United States backup withholding on such payments if you provide your taxpayer identification number to the payor agent. If you are a non-U.S. holder, you may have to comply with certification procedures to establish your non-U.S. status in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim the exemption from withholding tax on interest income described above will satisfy these requirements. The amount of any backup withholding from a payment to a holder may be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

PLAN OF DISTRIBUTION

Under the terms of an Amended and Restated Selling Agent Agreement dated December 1, 2011, the notes will be offered from time to time by us to the Purchasing Agent for subsequent resale to the agents and other dealers who are broker-dealers and securities firms. The agents, including the Purchasing Agent, are parties to the Amended and Restated Selling Agent Agreement and their obligations are subject to certain conditions. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a Master Selected Dealer Agreement with the Purchasing Agent. We also may appoint additional agents to sell the notes. Any sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. We expect that the Purchasing Agent will generally purchase the notes at a discount ranging from 0.3% to 3.15% of the non-discounted price for each note sold. However, we also may sell the notes to the Purchasing Agent at a discount greater than or less than the range specified above. The discount at which we sell the notes to the Purchasing Agent will be set forth in the applicable pricing supplement. The Purchasing Agent also may sell notes to dealers at a concession not in excess of the discount it received from us. In certain cases, the Purchasing Agent and the other agents and dealers may agree that the Purchasing Agent will retain the entire discount. We will disclose the particular arrangements in the applicable pricing supplement.

Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the Purchasing Agent. Unless otherwise set forth in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes, the public offering price (in the case of notes to be resold at a fixed public offering price), discount and concession may be changed.

We have the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part. Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part. We reserve the right to withdraw, cancel or modify any offer without notice. We also may change the terms, including the interest rate we will pay on the notes, at any time prior to our acceptance of an offer to purchase.

Each agent, including the Purchasing Agent, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to any payments they may be required to make in respect of such liabilities. We also have agreed to reimburse the agents for certain expenses.

No note will have an established trading market when issued. We do not intend to apply for the listing of the notes on any securities exchange. However, we have been advised by the agents that they may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the notes, and they may discontinue making a market in the notes at any time without notice. Neither we nor the agents can provide any assurance regarding the development, liquidity or maintenance of any trading market for any notes.

In connection with certain offerings of notes, the rules of the SEC permit the Purchasing Agent to engage in transactions that may stabilize the price of the notes. The Purchasing Agent will conduct these activities for the agents. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by the Purchasing Agent of a greater amount of notes than the amount the Purchasing Agent has agreed to purchase in connection with a specific offering of notes. Stabilizing transactions consist of certain bids or purchases made by the Purchasing Agent to prevent or retard a decline in the price of the notes while an offering of notes is in process. In general, these purchases or bids for the notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of those purchases or bids. Neither we nor the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any notes. In addition, neither we nor the Purchasing Agent makes any representation that, once commenced, these transactions will not be discontinued without notice. The Purchasing Agent is not required to engage in these activities and may end any of these activities at any time.

The agents or dealers to or through which we may sell notes may engage in transactions with us and perform services for us in the ordinary course of business.

In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereunder. Any such short positions could adversely affect future trading prices of the notes offered hereunder. The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL OPINIONS

Fred A. Robustelli, our Associate General Counsel - Treasury, will issue an opinion about the legality of the notes for us. Davis Polk & Wardwell LLP, New York, New York will issue an opinion for the agents. Cleary Gottlieb Steen & Hamilton LLP, New York, New York will issue an opinion regarding the “United States Federal Tax Considerations” section of this prospectus supplement. Mr. Robustelli beneficially owns or has rights to acquire an aggregate of less than 0.01% of General Electric Company’s common stock.

ANNEX A

[Form of Pricing Supplement]

Filed Under Rule 433, Registration Statement No. 333-178262
Pricing Supplement Dated _____	Rule 424(b)(2)
(To Prospectus Dated December 5, 2012)	File No. 333-178262
Prospectus Supplement Dated May 17, 2013
Pricing Supplement No. _____

GENERAL ELECTRIC CAPITAL CORPORATION INTERNOTES®
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

[FOR FIXED-RATE NOTES:]

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option
Fixed

[FOR FLOATING-RATE NOTES:]

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Coupon Type	Initial Interest Rate	Interest Rate Basis	Index Maturity	Spread to Interest Rate Basis	Interest Reset Dates	Maximum Interest Amount
Floating
Maturity Date	1st Coupon Date	Survivor’s Option

Redemption Information: _____

The notes offered hereby are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Investing in these notes involves risks (See “Risk Factors” in our _______________ filed with the SEC on ____________).

General Electric Capital Corporation	Offering Dates: Trade Date: Settle Date: Minimum Denomination/Increments: Initial trades settle flat and clear: DTC number:	General Electric Capital Corporation GE Capital* InterNotes® Prospectus Supplement Dated May 17, 2013
Agents: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Incapital LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC, Wells Fargo Advisors, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the issuer, Incapital Holdings LLC, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Incapital Holdings LLC at 1-312-379-3755 or Investor Communications of the issuer at 1-203-357-3950.

	*	GE CAPITAL is the registered trademark of the General Electric Company. InterNotes® is a registered trademark of Incapital Holdings LLC. All rights reserved.

Legal Matters:

In the opinion of Fred A. Robustelli, as counsel to the Company, when the securities offered by this prospectus supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding of equity or law, provided that such counsel expresses no opinion as to the effect of any waiver of stay, extension or usury laws or provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to federal or state securities laws, on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 1, 2011, which has been filed as Exhibit 5.1 to the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission on December 1, 2011.

PROSPECTUS

General Electric Capital Corporation

Unsecured Debt Securities
Secured Senior Debt Securities
Preferred Stock
Delayed Delivery Contracts
Trust Preferred and Capital Securities
Support Obligations and Interests Therein

General Electric Capital Corporation may offer from time to time:

•	unsecured debt securities or secured senior debt securities;

•	preferred stock, par value $.01 per share, which may be issued in the form of depositary shares evidenced by depositary receipts;

•	delayed delivery contracts for the purchase or sale of certain specified securities;

•	trust preferred and capital securities; and

•	support obligations and interests therein, including unsecured guarantees and direct-pay letters of credit.

We will provide specific terms of these securities in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series or separate tranches within a series. You should read this prospectus and any prospectus supplement carefully before you invest.

Our principal executive offices are located at 901 Main Avenue, Norwalk, CT, 06851-1168.

Investing in these securities involves risks. See “Risk Factors” on page 1 of this prospectus.

These securities have not been approved by the SEC or any State securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

The date of this prospectus is December 5, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information on GECC.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information on GECC.”

You should rely on only the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

Except as otherwise indicated, references in this prospectus to “GECC”, “we”, “us” and “our” refer to General Electric Capital Corporation.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information On GECC,” below.

WHERE YOU CAN FIND MORE INFORMATION ON GECC

GECC files annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available at our Internet site at http://www.gecapital.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

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•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 24, 2012;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 4, 2012, July 30, 2012 (as amended on July 31, 2012) and November 7, 2012, respectively;

•

our Current Report on Form 8-K, filed with the SEC on May 4, 2012, which contains our revised consolidated financial statements to reflect the merger of GECC into its former parent company, General Electric Capital Services, Inc., into GECC; and

•

our additional Current Reports on Form 8-K, filed with the SEC on January 20, 2012, February 22, 2012 April 6, 2012, April 20, 2012, May 16, 2012, June 12, 2012, July 20, 2012, July 27, 2012 and October 19, 2012.

You may request a copy of these filings (excluding certain exhibits to the documents) at no cost. Requests should be directed to Fred A. Robustelli, Associate General Counsel—Treasury, General Electric Capital Corporation, 201 High Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 961-5322.

FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference into this prospectus contains “forward-looking statements”—that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in the European sovereign debt situation; the impact of conditions in the financial and credit markets on the availability and cost of our funding and on our ability to reduce our asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (GE Money Japan); pending and future mortgage securitization claims and litigation in connection with our U.S. mortgage business (WMC), which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; our ability to pay dividends to GE at the planned level; the level of demand and financial performance of the major industries we serve, including, without limitation, air transportation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions, joint ventures and dispositions and our success in completing announced transactions and integrating acquired businesses; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. Accordingly, we caution you against relying on forward-looking statements. We do not undertake to update our forward- looking statements.

THE COMPANY

General Electric Capital Corporation (GECC) was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of

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incorporation to Delaware. As of December 31, 2011, all of our outstanding common stock was owned by General Electric Capital Services, Inc. (GECS), formerly General Electric Financial Services, Inc., the common stock of which was in turn wholly-owned by General Electric Company (GE). Financing and services offered by GECC are diversified, a significant change from the original business of GECC, which was financing distribution and sale of consumer and other GE products. Currently, GE manufactures few of the products financed by GECC.

On February 22, 2012, our former parent, GECS, was merged with and into GECC. The merger simplified GE’s financial services’ corporate structure by consolidating financial services entities and assets within its organization and simplifying SEC and regulatory reporting. Upon the merger, GECC became the surviving corporation and assumed all of GECS’ rights and obligations and became wholly-owned directly by GE. GECC’s continuing operations now include the run-off insurance operations previously held and managed in GECS. References to GECS or GECC in this prospectus prior to February 22, 2012 relate to the entities as they existed prior to that date and do not reflect the February 22, 2012 merger.

We operate in five segments: Commercial Lending and Leasing, Consumer, Real Estate, Energy Financial Services and GE Capital Aviation Services. These operations are subject to a variety of regulatory regimes in their respective jurisdictions. Our operations are located in North America, South America, Europe, Australia and Asia.

GECC’s principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851-1168, and its telephone number is (203) 840-6300. At December 31, 2011, our employment totaled approximately 52,000.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest, interest capitalized (net of amortization) and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We did not pay dividends on our preferred stock during the periods presented.

	Nine Months Ended September 30, 2012	Fiscal Year Ended
		December 31, 2011**	December 31, 2010**	December 31, 2009**	December 31, 2008**	December 31, 2007**
Ratio of earnings to fixed charges	1.61***	1.52x	1.13x	0.83x	1.26x	1.62x

*

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of earnings before income taxes, noncontrolling interest, discontinued operations and undistributed earnings of equity investees. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is representative of the interest factor of such rentals.

**	The ratio of earnings to fixed charges for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, respectively, do not reflect the February 22, 2012 merger of GECS with and into GECC.

***	The ratio of earnings to fixed charges for the nine months ended September 30, 2012 reflects the February 22, 2012 merger of GECS with and into GECC from that date.

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and the prospectus supplement relate to our general funds, which we use for financing our operations. We can conduct additional financings at any time.

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PLAN OF DISTRIBUTION

We may sell our securities on a continuous or delayed basis directly to purchasers, through agents, dealers and underwriters or through a combination of these methods.

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•

If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities to the underwriters who offer at a specified price.

•

We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriters will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

Unless otherwise provided in the prospectus supplement accompanying this prospectus, neither support obligations nor interests therein will be offered or sold separately from the underlying securities to which they relate. The underlying securities will be offered and sold under a separate offering document.

FINRA Regulations

GE Capital Markets Group, Inc. is an affiliate of GECC and may participate as a selling agent in the distribution of securities issued pursuant to this prospectus. Rule 5121 of the Financial

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Industry Regulatory Authority, Inc. (“FINRA”) imposes certain requirements when a FINRA Member such as GE Capital Markets, Inc. distributes an affiliated company’s securities. As a result, we will conduct any offering in which GE Capital Markets, Inc. acts as a selling agent in compliance with the applicable requirements of Rule 5121. The maximum compensation we will pay to the selling agents or underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

SECURITIES OFFERED

Using this prospectus, we may offer unsecured debt securities, secured senior debt securities, preferred stock, delayed delivery contracts for the purchase or sale of certain specified securities and trust preferred and capital securities. In addition, we may issue unsecured guarantees and direct-pay letters of credit, including interests therein. We are registering these securities with the SEC using a “shelf” registration statement. This “shelf” registration statement allows us to offer any combination of these securities. Each time we offer securities, we must provide a prospectus supplement that describes the specific terms of the securities. The prospectus supplement may also provide new information or update the information in the prospectus. Such information may also be contained in a written communication from us or the agents.

As a well-known seasoned issuer under the rules of the SEC, we are permitted to and may add other securities to the registration statement and prospectus by subsequent amendment. Also we are able to add our subsidiaries and securities to be issued by them if we guarantee the securities.

Among the securities we may add to the registration statement and prospectus by subsequent amendment are preferred or capital securities issued by trusts we may organize (see “Description of Trust Preferred or Capital Securities” below).

DESCRIPTION OF DEBT SECURITIES

General

The description below of the general terms of the debt securities issued under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement. Specific terms of the debt securities may also be contained in a written communication from us or the agents.

Unless otherwise provided in a prospectus supplement to this prospectus:

•

the unsecured senior debt securities (the “unsecured senior debt securities”) will be issued pursuant to the Third Amended and Restated Indenture, between us and The Bank of New York Mellon, dated as of February 27, 1997, as supplemented by a Supplemental Indenture dated as of May 3, 1999, a Second Supplemental Indenture dated as of July 2, 2001, a Third Supplemental Indenture dated as of November 22, 2002, a Fourth Supplemental Indenture dated as of August 24, 2007, a Fifth Supplemental Indenture dated as of December 2, 2008 and a Sixth Supplemental Indenture dated as of April 2, 2009, or pursuant to the Third Amended and Restated Indenture, between us and The Bank of New York Mellon, dated as of February 28, 1997, as supplemented by a First Supplemental Indenture dated as of July 2, 2001 (collectively, the “unsecured senior indentures”);

•

the secured senior debt securities (the “secured senior debt securities” and, collectively with the unsecured senior debt securities, the “senior debt securities”) will be issued pursuant to an indenture to be executed upon the initial issuance of secured senior debt securities, between us and The Bank of New York Mellon as trustee (the “open secured senior debt indenture”), or pursuant to an indenture between us, The Bank of New York Mellon as trustee, and Wells Fargo Bank Northwest, N.A. as security trustee (the “closed secured senior debt indenture” and, together with the open secured senior indenture, the “secured indentures” and, the secured indentures together with the unsecured senior indentures, the “senior indentures”);

•	the subordinated debt securities will be issued pursuant to a Subordinated Debt Indenture, between us and The Bank of New York Mellon, dated as of July 1, 2005, as amended and

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restated by an Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005 (the “subordinated indenture”); and

•

the junior subordinated debentures will be issued pursuant to an Indenture for Subordinated Debentures, between us and The Bank of New York Mellon, dated as of September 1, 2006 (the “junior subordinated indenture” and, together with the unsecured senior indentures and the subordinated indenture, the “unsecured indentures,” and, together with the senior indentures and the subordinated indenture, the “indentures”).

References to section numbers in this section, unless otherwise indicated, are references to section numbers of the applicable indenture.

Ranking

The unsecured senior debt securities will be (i) unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness and (ii) effectively junior to the liabilities of our subsidiaries.

The secured senior debt securities will be (i) secured, (ii) senior to all of our unsecured and unsubordinated indebtedness to the extent of any security or collateral securing such debt securities and otherwise rank equally with all of our unsecured and unsubordinated indebtedness and (iii) effectively junior to the liabilities of our subsidiaries.

The subordinated debt securities and junior subordinated debentures offered by this prospectus will be (i) general unsecured obligations, (ii) rank subordinated and junior in right of payment, to the extent set forth in the subordinated indenture or the junior subordinated indenture, as applicable, to all Senior Indebtedness (as defined under the applicable indenture) and (iii) effectively junior to the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the debt securities. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, GECC’s rights and the rights of GECC’s creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Terms

We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

•	the designation, the aggregate principal amount and the authorized denominations if other than the denominations set forth in the applicable indenture;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	whether the debt securities will be senior or subordinated obligations;

•	if the debt securities are secured senior debt securities, a description of the collateral and the terms and conditions of the security and realization provisions;

•	if the debt securities are subordinated debt securities or junior subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•

if the debt securities are secured senior debt securities issued under the open secured senior debt indenture, whether the secured senior debt securities will or will not have the benefit of guarantees and the GECC subsidiaries that will be the initial guarantors of such secured senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the place or places where the principal of, and premium, if any, and any interest on the debt securities will be payable;

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•	any deletions or modifications of or additions to the Events of Default and related remedies described below or the covenants of GECC set forth in the applicable indenture;

•	the currency, currencies or currency units in which we will make payments on the debt securities;

•

the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates, and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom interest shall be payable;

•	the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

•	the portion of the principal amount of the debt securities which shall be payable on declaration of acceleration of the maturity thereof, if other than as set forth in the indenture;

•	whether and under what circumstances GECC will pay additional amounts on the debt securities held by non-U.S. persons with respect to any taxes withheld;

•	if the debt securities are to be issuable in certificated form, the form and terms of such certificates;

•	the exchanges, if any, on which the debt securities may be listed;

•	the trustee under the indentures pursuant to which the debt securities are to be issued; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

In addition to the description of the debt securities in the prospectus supplement, you should refer to the detailed provisions of the indenture applicable to the debt securities, copies of which are filed as exhibits to the registration statement.

Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The related prospectus supplement will contain information on Federal income tax consequences and other special considerations applicable to discounted debt securities.

Payment and Transfer

Unless we otherwise state in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent of GECC. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to such holder at the address specified in the register and will otherwise treat such registered holder as the owner of the debt security for all purposes.

Unless we describe other procedures in a prospectus supplement, a registered holder will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. The registered holder may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series in different denominations having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations. Neither GECC nor the trustee will impose any service charge for any such transfer or exchange of a debt security, however, a registered holder may be required to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

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Global Notes, Delivery and Form

We may issue some or all of the debt securities in the form of one or more Global Notes representing an entire issuance in book-entry form. Under the applicable book entry system, each Global Note will be registered to a depositary (a “Depositary”) or with a nominee for a Depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Note may not be transferred, except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. For purposes of this Prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a Global Note will be described in the prospectus supplement.

Limitation on Mergers and Sales of Assets

The indentures generally permit a consolidation or merger between us and another entity. They also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States of America or a State thereof and expressly assumes all of our obligations under the applicable indenture including the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities outstanding under such indenture; and

•

immediately after the transaction, we or any successor company are not in default in the performance of any covenant or condition under the applicable indenture, or in the case of the secured senior debt securities, under the closed secured senior debt indenture and the mortgage to be entered into between certain subsidiaries of GECC and the security trustee upon GECC’s entry into the closed secured senior debt indenture.

Upon any consolidation, merger, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the applicable indenture with the same effect as if it had been an original party to such indenture. As a result, the successor entity may exercise our rights and powers under such indenture, and we will be released from further liabilities and obligations under such indenture and the related debt securities.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement. The indentures do not contain any provisions that:

•	limit our ability to incur indebtedness, or

•	provide protection in the event GE, as sole indirect stockholder of GECC, causes GECC to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

However, GECC does not currently intend to have more than $2.5 billion in aggregate principal amount of secured senior debt securities outstanding under the secured indentures.

Events of Default

Unsecured Senior Debt Securities

Each unsecured senior indenture defines an “Event of Default” with respect to any series of unsecured senior debt securities as any of the following, unless otherwise specified in the supplemental indenture or resolutions specifying the terms of the applicable series:

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•	default in any payment of principal or premium, if any, on any unsecured senior debt security of such series;

•	default for 30 days in payment of interest on any unsecured senior debt security of such series;

•	default in the making or satisfaction of any sinking fund payment or analogous obligation on the unsecured senior debt securities of such series;

•

default for 60 days after written notice to GECC from the trustee or from the holders of 25% in principal amount of all outstanding unsecured senior debt securities of the applicable series, in performance of any other covenant or agreement in respect of the unsecured senior debt securities of such series contained in such indenture, except defaults specifically dealt with elsewhere in Section 6.01;

•

default, as defined, with respect to any other series of unsecured senior debt securities outstanding under the relevant indenture or with respect to any other indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been rescinded or annulled within 10 days after written notice thereof (provided however, that the resulting Event of Default with respect to such series of unsecured senior debt securities, or under such other indenture or instrument, as the case may be, shall be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness);

•	certain events involving bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the instrument establishing such series or tranche of unsecured senior debt securities. (Section 6.01).

Each unsecured senior indenture requires us to deliver to the trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of unsecured senior debt securities does not necessarily constitute an Event of Default under any other series of unsecured senior debt securities. Each unsecured senior indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee considers it in the interest of such noteholders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the unsecured senior debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08).

Each unsecured senior indenture provides that if any Event of Default occurs and is continuing with respect to any series of unsecured senior debt securities issued under such unsecured senior indenture, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding unsecured senior debt securities of such series may declare the principal, or in the case of discounted debt securities, a portion of the principal amount, of all such unsecured senior debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such unsecured senior debt securities then outstanding. The holders of a majority in aggregate principal amount of such unsecured senior debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of unsecured senior debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the unsecured senior debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the unsecured senior debt securities of such series. (Sections 6.01 and 6.07).

In each unsecured senior indenture, we agree that in case of an Event of Default pursuant to the first, second or third bullet points above, then, upon demand of the trustee, we will pay to the trustee, for the benefit of the holder of any unsecured senior debt security in respect of which the Event of Default has occurred (or holders of any series of unsecured senior debt securities in the case of the third bullet point above) the whole amount that then shall have become due and payable on any such unsecured senior debt security (or unsecured senior debt securities of any such series in

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the case of the third bullet point above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue Rate (as defined in the applicable unsecured senior indenture) applicable to any such unsecured senior debt security (or unsecured senior debt securities of any such series in the case of the third bullet point above). In addition, we will pay to the trustee any further amount as shall be sufficient to cover costs and expenses of collection and any further amounts payable to the trustee. (Section 6.02). The trustee or a holder may bring suit for the collection of amounts set forth in this paragraph.

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the unsecured senior indentures at the request, order or direction of any holders of unsecured senior debt securities of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, each unsecured senior indenture provides that the holders of a majority in aggregate principal amount of the unsecured senior debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the unsecured senior debt securities of such series. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07).

Secured Senior Debt Securities

Each secured senior debt indenture defines an “Event of Default” with respect to any series of secured senior debt securities issued thereunder as any of the following, unless otherwise specified in the supplemental indenture or resolutions specifying the terms of the applicable series:

•

default in any payment of principal or premium, if any, on secured senior debt securities of any series (including, in the case of the closed secured senior debt indenture, the failure to mandatorily redeem such secured senior debt securities to the extent required by, and in accordance with, the terms of the closed secured senior debt indenture);

•	default for 30 days in payment of interest on any secured senior debt security of such series;

•

default, for 60 days after written notice to GECC from the trustee or from the holders of 25% in principal amount of all outstanding secured senior debt securities of the applicable series, in performance of any other covenant or agreement in respect of the secured senior debt securities contained in the applicable secured senior debt indenture, other than such covenants or agreements as are specifically excluded for a particular series of secured senior debt securities;

•

default, as defined, with respect to any indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been rescinded or annulled within 10 days after written notice thereof (provided however, that the resulting Event of Default with respect to such indebtedness for borrowed money may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other indebtedness for borrowed money) (a “cross acceleration”) and, in each case, where the principal amount of any such indebtedness for borrowed money, together with the principal amount of any other such indebtedness for borrowed money under which there has been a cross acceleration, aggregates to more than the greater of $100.0 million and 10% of all such indebtedness for borrowed money of GECC and its consolidated subsidiaries then outstanding; or

•	certain events involving bankruptcy, insolvency or reorganization;

Other than the duties of the trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the secured senior debt indenture at the request, order or direction of any holders of secured senior debt securities issued thereunder unless such holders shall have offered

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to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the secured senior debt indenture provides that the holders of a majority in aggregate principal amount of the secured senior debt securities issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the secured senior debt securities. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07).

Subordinated Debt Securities

The subordinated indenture defines an “Event of Default” with respect to any series of subordinated debt securities as any of the following:

•	default in any payment of principal or premium, if any, on any subordinated debt securities of such series;

•	default for 30 days in payment of any interest, if any, on any subordinated debt securities of such series;

•	default in the making or satisfaction of any sinking fund payment or analogous obligation on the subordinated debt securities of such series;

•	certain events involving bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the applicable board resolutions or the instrument establishing such series of subordinated debt securities. (Section 6.01).

The subordinated indenture requires us to deliver to the trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of subordinated debt securities does not necessarily constitute an Event of Default under any other series of subordinated debt securities. The subordinated indenture provides that the trustee may withhold notice to the holders of any series of subordinated debt securities issued thereunder of any default if the trustee considers it in the interest of such noteholders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the subordinated debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08)

The subordinated indenture provides that if an Event of Default arising from certain events involving bankruptcy, insolvency or reorganization occurs and is continuing with respect to a series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of such series may declare the principal, or in the case of discounted subordinated debt securities, a portion of the principal amount, of all such subordinated debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such subordinated debt securities then outstanding. The holders of a majority in aggregate principal amount of such subordinated debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of subordinated debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the subordinated debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the subordinated debt securities of such series. (Sections 6.01 and 6.07)

In the subordinated indenture, we agree that in case of an Event of Default pursuant to the first, second or third bullet points above, then, upon demand of the trustee, we will pay to the trustee, for the benefit of the holder of any subordinated debt security in respect of which the Event of Default has occurred (or holders of any series of subordinated debt securities in the case of the third bullet point above) the whole amount that then shall have become due and payable on any such subordinated debt security (or subordinated debt securities of any such series in the case of the third bullet point above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue

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Rate (as defined in the subordinated indenture) applicable to any such subordinated debt security (or subordinated debt securities of any such series in the case of the third bullet point above). In addition, we will pay to the trustee any further amount as shall be sufficient to cover costs and expenses of collection and any further amounts payable to the trustee. (Section 6.02). The trustee or a holder may bring suit for the collection of amounts set forth in this paragraph. The foregoing rights in respect of payment defaults do not, however, permit the acceleration of amounts scheduled to become due and payable, which remedy is limited as noted above to certain events involving bankruptcy, insolvency or reorganization.

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request, order or direction of any holders of subordinated debt securities of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the subordinated indenture provides that the holders of a majority in aggregate principal amount of the subordinated debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the subordinated debt securities of such series. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07)

Junior Subordinated Debentures

The junior subordinated indenture defines an “Event of Default with respect to any series of junior subordinated debentures:

•	default in the payment of principal upon any junior subordinated debenture of such series;

•

default for 30 days in the payment of any interest, including any additional interest, upon any junior subordinated debenture of such series, subject to deferral during any extension period and other than any interest that is due and payable solely by reason of a redemption of the junior subordinated debentures of such series;

•	certain events involving the bankruptcy, insolvency, or reorganization of GECC; or

•	any other event of default provided in the applicable board resolutions or the instrument establishing such series of junior subordinated securities. (Section 6.01)

The junior subordinated indenture requires us to deliver to the trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of subordinated debt securities does not necessarily constitute an Event of Default under any other series of subordinated debt securities. The subordinated indenture provides that the trustee may withhold notice to the holders of any series of junior subordinated debentures issued thereunder of any default if the trustee considers it in the interest of such noteholders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the junior subordinated debentures of such series or in the making of any installment or analogous obligation with respect to such series. (Section 6.08)

The junior subordinated indenture provides that if an Event of Default occurs and is continuing with respect to any series of the junior subordinated debentures, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of such series may declare the principal of, and all accrued but unpaid interest, including additional interest, on the junior subordinated debentures to be due and payable immediately. Under certain circumstances, such declaration may be annulled by the holders of a majority in principal amount of such junior subordinated debentures then outstanding. The holders of a majority in aggregate principal amount of such junior subordinated debentures then outstanding may also waive on behalf of all holders past defaults with respect such junior subordinated debentures except, a default in payment of principal, premium, if any, or interest, including additional interest, if any, on such

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junior subordinated debentures, or the payment of any installment or analogous obligation on the junior subordinated debentures. (Sections 6.01 and 6.07)

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debentures of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the junior subordinated indenture provides that the holders of a majority in aggregate principal amount of the junior subordinated debentures of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the junior subordinated debentures of such series. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07)

Modification of the Indentures

Unsecured Indentures

In general, our rights and obligations and the rights of the holders under the above-referenced unsecured indentures may be modified if the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, each unsecured indenture provides that, unless each affected holder agrees, we cannot:

(a)	make any adverse change to any payment term of a debt security such as:

•	extending the maturity date;

•	extending the date on which we have to pay interest or make a sinking fund payment;

•	reducing the interest rate or the amount of a sinking fund payment;

•	reducing the amount of principal we have to repay;

•	changing the currency in which we have to make any payment of principal, premium or interest;

•	modifying any redemption or repurchase right to the detriment of the holder; and

•	impairing any right of a holder to bring suit for payment;

(b)	reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the unsecured indentures or to waive any covenant or default; and

(c)

make any change to the sections of the usecured indentures relating to waivers of past default or amendment to the unsecured indentures with the consent of the holders, except to increase the percentage of the aggregate principal amount of debt securities needed to waive past defaults or modify the unsecured indentures or to add additional non- modifiable and non-waivable provisions.

However, if we and the trustee agree, we can amend the unsecured indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

Secured Indentures

Our rights and obligations and the rights of holders with respect to the modification of the closed secured senior indenture will be set forth in a prospectus supplement. Our rights and obligations and the rights of the holders under the above-referenced open secured senior debt indenture may be modified if the holders of not less than a majority in aggregate principal amount of the secured senior debt securities of each series affected by the modification (voting as a separate class) consent to it, unless otherwise specified in the terms establishing such series. However, the open secured senior debt indenture provides that, unless each affected holder agrees, we cannot:

(a)	make any adverse change to any payment term of the secured senior debt securities such as:

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•	extending the maturity date;

•	extending the date on which we have to pay interest;

•	reducing the interest rate;

•	reducing the amount of principal we have to repay;

•	changing the currency in which we have to make any payment of principal, premium or interest;

•	modifying any redemption or repurchase right to the detriment of the holder; and

•	impairing any right of a holder to bring suit for payment;

(b)

reduce the percentage of the aggregate principal amount of outstanding secured senior debt securities needed to make any amendment to the open secured senior debt indenture or to waive any covenant or default; and

(c)

make any change to the sections of the open secured senior debt indenture relating to waivers of past default or amendment to the open secured senior debt indenture with the consent of the holders, except to increase the percentage of the aggregate principal amount of secured senior debt securities needed to waive past defaults or modify the secured senior debt indenture or to add additional non- modifiable and non-waivable provisions.

However, if we and the trustee agree, we can amend the open secured senior debt indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder of secured senior debt securities.

Subordination of the Subordinated Debt Securities

The subordination provisions applicable to a particular series or tranche of subordinated debt securities may differ from the following and, if so, such difference will be set forth in the applicable prospectus supplement.

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all our senior indebtedness. (Section 14.01 of the subordinated indenture).

The subordinated indenture defines “senior indebtedness” to mean:

•	the principal of, premium, if any, and interest on all indebtedness for money borrowed other than the subordinated debt securities;

•

obligations arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off balance sheet guarantees and direct credit substitutes);

•	obligations associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements; and

•	obligations for purchased money;

in each case, regardless of whether such indebtedness or obligations are outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof.

However, the term “senior indebtedness” will not include:

•

any accounts payable or other liability to trade creditors (other than those obligations referenced in the second and third bullet points under the definition of “senior indebtedness” above) arising in the ordinary course of business, including instruments evidencing those liabilities;

•	any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours; or

•	any obligations with respect to any capital stock.

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We use the term “indebtedness for money borrowed” to include, without limitation, any obligation of ours for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

Under the subordinated indenture, no payment may be made by us on the subordinated debt securities and no purchase, redemption or retirement by us of any subordinated debt securities may be made in the event:

•	any senior indebtedness is not paid when due and payable, or

•	the maturity of any senior indebtedness is accelerated as a result of a default;

unless, in either case, the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full. (Section 14.03 of the subordinated indenture).

In addition, the right to accelerate the subordinated debt securities upon an Event of Default is limited. Subordinated debt securities of a series can be accelerated, unless the principal of such series of subordinated debt securities shall have already become due and payable, in the event of an Event of Default arising from certain events involving bankruptcy, insolvency or reorganization, and the right to receive payment through an acceleration will not be available for any other Events of Default including, without limitation, failure to pay principal, interest or premium on the subordinated debt securities. (Section 6.01 of the subordinated indenture).

In the event we pay or distribute our assets to creditors upon a total or partial liquidation, total or partial dissolution or bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment and until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness (except that the holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities and do not provide for the payment of principal prior to the maturity of all senior indebtedness). (Section 14.02 of the subordinated indenture).

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness and pay it over to them as their interests may appear. (Section 14.04 of the subordinated indenture).

After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, the rights of the holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness. (Section 14.05 of the subordinated indenture).

As a result of the subordination provisions contained in the subordinated indenture, in the event of default or insolvency, our creditors who are holders of senior indebtedness are likely to recover more, ratably, than the holders of subordinated debt securities. It is important to keep this in mind if you decide to hold our subordinated debt securities.

GECC has substantial unsubordinated borrowings, the majority of which would fall within the definition of senior indebtedness. These borrowings are discussed in “Note 6—Borrowings and Bank Deposits” to GECC’s consolidated financial statements contained in GECC’s Quarterly Report on Form 10- Q for the quarter ended September 30, 2012. In addition, GECC’s derivative instruments are discussed in “Note 11—Financial Instruments” and GECC’s guarantees are discussed in “Note 11—Financial Instruments” and “Note 13—Variable Interest Entities” to such consolidated financial statements. These notes are incorporated herein by reference. GECC may from time to time incur

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significant additional amounts of senior indebtedness in the form of obligations for purchased money.

Subordination of Junior Subordinated Debentures

The subordination provisions applicable to a particular series of junior subordinated debentures may differ from the following and, if so, such difference will be set forth in the applicable prospectus supplement.

The junior subordinated debentures will be unsecured. The junior subordinated debentures will be subordinate in right of payment to all our senior indebtedness.

The junior subordinated indenture defines “senior indebtedness” to mean:

•

the principal of, premium, if any, and interest on, all our indebtedness for money borrowed, excluding the junior subordinated debentures but including, without limitation, the subordinated notes (defined below);

•

obligations of ours arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off-balance sheet guarantees and direct credit substitutes), except where such guaranty, letter of credit or enhancement provides for payment on the junior subordinated debentures or obligations of a trust or similar entity that are payable primarily from payments made on the junior subordinated debentures;

•	obligations of ours associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements; and

•	obligations of ours for purchased money,

in each case, whether outstanding on the date of execution of the junior subordinated indenture or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof.

However, the term “senior indebtedness” will not include:

•

any accounts payable or other liability to trade creditors (other than those obligations referenced in the second and third bullet points under the definition of “senior indebtedness” above) arising in the ordinary course of business (including instruments evidencing such liabilities);

•	any indebtedness, guarantee or obligation of ours which is on parity in right of payment with or expressly subordinate or junior in right of payment to the junior subordinated debentures, or

•	any obligations with respect to any capital stock (including, without limitation, common and preferred stock).

We use the term “indebtedness for money borrowed” to include, without limitation, any obligation of ours for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

We use the term “subordinated notes” to include all securities issued under (a) the Seventh Amended and Restated Fiscal and Paying Agency Agreement dated as of July 1, 2005 among GECC, GE Capital Canada Funding Company, GE Capital Australia Funding Pty. Ltd., GE Capital European Funding, GE Capital UK Funding, The Bank of New York Mellon (as successor to JP Morgan Chase Bank, N.A.) and as supplemented by the Supplemental Fiscal and Paying Agency Agreement dated September 15, 2005, or (b) the Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005, between GECC and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee thereunder, in each case as amended from time to time (provided that the terms of the subordination of payments on amounts due and payable from available funds in such documentation is not altered in any material respect), and other subordinated securities on parity in right of payment with such subordinated notes.

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There is no limitation on our ability to issue additional senior indebtedness or subordinated indebtedness that is senior to the junior subordinated debentures. The senior debt securities and the subordinated debt securities constitute senior indebtedness under the junior subordinated indenture.

Under the junior subordinated indenture, no payment may be made by us on the junior subordinated debentures and no purchase, redemption or retirement by us of any junior subordinated debentures may be made in the event:

•	any senior indebtedness has not been paid when due; or

•	the maturity of any senior indebtedness is accelerated as a result of a default;

unless, in either case, the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full. (Section 14.03 of the junior subordinated indenture).

In the event we pay or distribute our assets to creditors upon a total or partial liquidation, total or partial dissolution or bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures are entitled to receive any payment and until the senior indebtedness is paid in full, any payment or distribution to which holders of junior subordinated debentures would be entitled but for the subordination provisions of the junior subordinated indenture will be made to holders of the senior indebtedness (except that the holders of junior subordinated debentures may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the junior subordinated debentures and do not provide for the payment of principal prior to the maturity of all senior indebtedness). (Section 14.02 of the junior subordinated indenture). Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, and holders of the junior subordinated debentures having a claim thereunder may receive less, than our other creditors. This type of subordination will not prevent an Event of Default from occurring under the junior subordinated indenture.

If a distribution is made to holders of junior subordinated debentures that, due to the subordination provisions, should not have been made to them, those holders of junior subordinated debentures are required to hold it in trust for the holders of senior indebtedness and pay it over to them as their interests may appear. (Section 14.04 of the junior subordinated indenture).

After all senior indebtedness is paid in full and until the junior subordinated debentures are paid in full, the rights of the holders of the junior subordinated debentures will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness. (Section 14.05 of the junior subordinated indenture)

As a result of the subordination provisions contained in the junior subordinated indenture, in the event of default or insolvency, our creditors who are holders of senior indebtedness are likely to recover more, ratably, than the holders of junior subordinated debentures. It is important to keep this in mind if you decide to hold our junior subordinated debentures.

GECC has substantial senior and subordinated borrowings, the majority of which would fall within the definition of senior indebtedness. These borrowings are discussed in “Note 6—Borrowings and Bank Deposits” to GECC’s consolidated financial statements contained in GECC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. In addition, GECC’s derivative instruments are discussed in “Note 11—Financial Instruments” and GECC’s guarantees are discussed in “Note 11—Financial Instruments” and “Note 13—Variable Interest Entities” to such consolidated financial statements. These notes are incorporated herein by reference. GECC may from time to time incur significant additional amounts of senior indebtedness in the form of obligations for purchased money.

Option to Defer Interest Payments on the Junior Subordinated Debentures

If so specified in the terms of a particular series of junior subordinated debentures, we would have the right, at any time and from time to time, to defer all payment of interest on outstanding

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junior subordinated debentures for such period as may be specified in accordance with the terms of such junior subordinated debentures (any such period, an “extension period”).

Restrictions on Certain Payments under the Junior Subordinated Indenture

If we have, or are deemed to have, exercised our option to defer payments of interest on the junior subordinated debentures, as described above under the heading “—Option to Defer Interest Payments on the Junior Subordinated Debentures,” or junior subordinated debentures remain outstanding and there has occurred and is continuing an Event of Default under the junior subordinated indenture, then we will not, and will not permit any subsidiary of ours to:

•	declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any payment on or repurchase or redeem any other subordinated indebtedness of ours that ranks pan i passu with or junior in interest to the junior subordinated debentures; or

•

make any guaranty payments with respect to any subordinated guarantee of ours of the indebtedness of any subsidiary of ours if such guaranty ranks pan i passu with or junior in interest to the junior subordinated debentures.

However, during any period, including any extension period, we shall be permitted to:

•	declare or pay dividends or distributions in our common stock;

•	declare a dividend in connection with the implementation of a stockholders’ rights plan or issue stock under any such plan in the future or redeem or purchase any such rights pursuant thereto; and

•	purchase our common stock related to the issuance of our common stock or rights under any of our benefit plans for our directors, officers or employees.

In addition, where junior subordinated debentures of different series issued under the junior subordinated indenture are subject to extension periods terminating at different times or in other circumstances where the payment of deferred interest cannot be made simultaneously on all junior subordinated debentures subject to an extension period, we will be permitted to make payments of interest due on particular junior subordinated debentures at the end of the extension period with respect thereto, but only if the amounts (not yet due and payable) that will be required to be paid at the close of an extension period with respect to any other series of junior subordinated debentures have been deposited with the trustee and held for application when such amounts become due and payable.

In connection with the issuance of the junior subordinated debentures, GE has covenanted that, if we declare, pay or makes any dividend, distribution or other payment to GE or any of its subsidiaries during an extension period or when an Event of Default has occurred and is continuing, in either case in violation of the restrictions described above, for so long as such restrictions are in effect and are applicable to outstanding junior subordinated debentures issued under the junior subordinated indenture, GE shall promptly return, or cause the return, to us of all such dividends, distributions, and other payments. (Section 4.06 of the junior subordinated indenture).

Governing Law

The indentures and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We, GE and other affiliates of GE maintain various commercial and investment banking relationships with The Bank of New York Mellon and its affiliates in their ordinary course of business.

The Bank of New York Mellon acts as trustee under (i) the Third Amended and Restated Indenture with us dated as of February 27, 1997, as supplemented by a Supplemental Indenture with

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us dated as of May 3, 1999, a Second Supplemental Indenture with us dated as of July 2, 2001, a Third Supplemental Indenture with us dated November 22, 2002, a Fourth Supplemental Indenture dated as of August 24, 2007, a Fifth Supplemental Indenture dated as of December 2, 2008 and a Sixth Supplemental Indenture dated as of April 2, 2009 (ii) a Third Amended and Restated Indenture with us dated as of February 28, 1997, as supplemented by a First Supplemental Indenture with us dated as of July 2, 2001, (iii) a Subordinated Debt Indenture with us dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture with us dated as of July 15, 2005, (iv) an Indenture with us dated as of June 3, 1994, as amended and supplemented, and (v) an Indenture with us dated as of September 1, 2006, as supplemented. Upon the issuance of secured senior debt securities, we expect that The Bank of New York Mellon will act as trustee under either or both of (a) an indenture to be executed between us and The Bank of New York Mellon as trustee and (b) an indenture to be executed among us, The Bank of New York Mellon, as trustee, and Wells Fargo Bank Northwest, N.A. as security trustee. The Bank of New York Mellon also acts as trustee under certain other indentures with us. A number of our series of senior and subordinated unsecured notes are presently outstanding under each of the indentures referred to in clauses (i) through (v) above. Debt securities may be issued under any of the indentures referred to in clauses (i), (ii), (iii), (v), (a) and (b) above. The Bank of New York Mellon also acts as trustee under an indenture and subordinated indenture with GE.

DESCRIPTION OF THE PREFERRED STOCK

General

Our Board of Directors has authorized the issuance of preferred stock. The terms of the preferred stock will be stated and expressed in a resolution or resolutions to be adopted by our Board of Directors (or any duly authorized committee of the Board of Directors) consistent with our restated certificate of incorporation. The preferred stock, when issued and sold, will be fully paid and non-assessable and will have no pre-emptive rights.

As of the date of this prospectus, our capital stock as authorized by our sole common stockholder consists of:

•	4,166,000 shares of Common Stock, par value $14.00 per share, and

•	750,000 shares of Preferred Stock, par value $.01 per share.

As of the date of this Prospectus, we have 1,000 shares of Common Stock outstanding and 40,000 shares of Preferred Stock outstanding.

We will describe the particular terms of any series of preferred stock (including preferred stock issued in the form of depositary shares representing interests therein) being offered by use of this prospectus in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares of the series;

•	the amount of liquidation preference, if any;

•	the dividend rights;

•	the dividend rate or rates (or method of determining the dividend rate);

•	the dates on which dividends shall be payable, the date from which dividends shall accrue and the record dates for determining the holders entitled to such dividends;

•	any redemption or sinking fund provisions;

•	any voting or liquidation rights;

•	any conversion or exchange provisions, the conversion or exchange price and any adjustments thereof; and

•	the date or dates on which such shares shall be convertible or exchangeable.

If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred

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stock. In addition to this summary, you should refer to our restated certificate of incorporation for the complete terms of preferred stock being offered.

We will specify the transfer agent, registrar, dividend disbursing agent and redemption agent for each series of preferred stock in the prospectus supplement relating to that series.

Dividend Rights

If you purchase preferred stock being offered by this prospectus, you will be entitled to receive, when, and as declared by our board of directors, cash or other dividends at the rates, or as determined by the method described in, and on the dates set forth in, the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period. Dividends on the shares of preferred stock will accrue from the date on which we initially issue such series of preferred stock or as otherwise set forth in the prospectus supplement relating to such series. The prospectus supplement relating to a series of preferred stock will describe any adjustments to be made, if any, to the dividend rate in the event of certain amendments to the Internal Revenue Code of 1986, as amended, with respect to the dividends-received deduction.

The dividend payment dates and the dividend periods with respect to our preferred stock will be described in the prospectus supplement relating to such series of our preferred stock.

We may not declare any dividends on any shares of common stock, or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of common stock or make any distribution in respect thereof, whether in cash or property or in obligations or our stock, other than common stock unless:

•	full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock and other classes and series of our preferred stock; and

•	we are not in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of our preferred stock.

In the event we have outstanding shares of more than one series of our preferred stock ranking equally as to dividends and dividends on one or more of such series of preferred stock are in arrears, we are required to make dividend payments ratably on all outstanding shares of such preferred stock in proportion to the respective amounts of dividends in arrears on all such preferred stock to the date of such dividend payment. You will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on shares of the preferred stock you own. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

Liquidation Rights

In the event of our liquidation, either voluntary or involuntary, dissolution or winding-up, we will be required to pay the liquidation preference specified in the prospectus supplement relating to those shares of preferred stock, plus accrued and unpaid dividends, before we make any payments to holders of our common stock or any other class of our stock ranking junior to that preferred stock. If we do not have sufficient assets to pay the liquidation preference, plus accrued and unpaid dividends, on all classes of preferred stock that rank equally upon liquidation, we will pay holders of the preferred stock proportionately based on the full amount to which they are entitled. Other than their claims to the liquidation preference and accrued and unpaid dividends, holders of preferred stock will have no claim to any of our other remaining assets. Neither the sale of all or substantially

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all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs, if that transaction does not impair the voting power, preferences or special rights of the holders of shares of preferred stock.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters which arise at any meeting of shareholders. Holders of preferred stock being offered by this prospectus will not be entitled to vote, except as set forth below, in a prospectus supplement or as otherwise required by law.

With respect to our Preferred Stock, in the event that six quarterly dividends (whether or not consecutive) payable on any series of our preferred stock shall be in arrears, the holders of each series of our Preferred Stock, voting separately as a class with all other holders of Preferred Stock with equal voting rights, shall be entitled at our next annual meeting of stockholders (and at each subsequent annual meeting of stockholders), to vote for the election of two of our directors, with the remaining directors to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the arrears in payments of all dividends which permitted the election of such directors shall cease to exist, any director who has been so elected may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. The holders of shares of our Preferred Stock shall no longer be entitled to vote for directors once the past due dividends have all been paid unless dividends later become in arrears again. Once the past due dividends have all been paid, then the directors elected by the preferred stockholders will no longer be directors.

We may not take certain actions without the consent of at least 66 2/3% of the shares of our Preferred Stock, voting together as a single class without regard to series. We need such 66 2/3% consent to:

•

create any class or series of stock with preference as to dividends or distributions of assets over any outstanding series of our Preferred Stock (other than a series which has no right to object to such creation); or

•

alter or change the provisions of our restated certificate of incorporation so as to adversely affect the voting power, preferences or special rights of the holders of shares of our Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of our Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of all holders of two-thirds of our Preferred Stock at the time outstanding.

The prospectus supplement relating to a series of preferred stock will further describe the voting rights, if any, including the number of or proportional votes per share.

Redemption

The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily or otherwise and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates and the redemption prices for that series will be set forth in the prospectus supplement.

If we fail to pay dividends on any series of preferred stock we may not redeem that series in part and we may not purchase or otherwise acquire any shares of such series other than by a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.

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Conversion Rights

No series of preferred stock will be convertible into our common stock.

DESCRIPTION OF DELAYED DELIVERY CONTRACTS

We may issue delayed delivery contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue delayed delivery contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue delayed delivery contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any delayed delivery contract by delivering the subject securities or by delivering the cash value of such delayed delivery contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a delayed delivery contract.

The delayed delivery contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The delayed delivery contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement.

Alternatively, delayed delivery contracts may require holders to satisfy their obligations thereunder when the delayed delivery contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED OR CAPITAL SECURITIES

One or more trust entities which we would create for that purpose may issue from time to time their “preferred” or “capital” securities. We would own the common interests in the trusts and our employees would administer them. The proceeds of the sale of a trust’s securities would be used to purchase debt securities we would issue to the trust. These securities would likely be subordinated debt securities. Interest and other payments by us under the subordinated debt securities would be the trust’s sole source of revenue. We would also guarantee payments on the trust’s securities to the extent it had funds on hand available for the purposes at that time. If we determine that trust securities will be issued, this registration statement will be amended to add the trust or trusts as registrants, to provide additional information with respect to the trust securities, the debt securities to be issued to the trust and the guarantees. The trust agreement and guarantee forms would also be filed as exhibits.

DESCRIPTION OF SUPPORT OBLIGATIONS AND INTERESTS THEREIN

General

Support obligations issued under this prospectus may include guarantees and letters of credit that are issued in connection with, and as a means of underlying credit support for, any part of a fixed or contingent payment obligation of primary securities issued by third parties. The issuers of the primary securities may or may not be affiliated with us. A holder of a primary security will also hold uncertificated interests in the related support obligation, representing the credit enhancement of the holder’s primary security afforded by the related support obligation.

The terms and conditions of any support obligations and related interests will be determined by the terms and conditions of the related underlying securities, and may vary from the general descriptions set forth below. A complete description of the terms and conditions of any support

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obligations and related interests issued pursuant to this prospectus will be set forth in the accompanying prospectus supplement. Any support obligations will be issued pursuant to an Indenture, between us and the Bank of New York Mellon, dated as of June 3, 1994, as supplemented by a First Supplemental Indenture dated as of February 1, 1997 and a Second Supplemental Indenture dated as of July 2, 2001.

Unless otherwise specified in the applicable prospectus supplement, any support obligations and related interests will be unsecured and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The terms of a particular support obligation may provide that a different support obligation may be substituted therefor, upon terms and conditions described in the applicable prospectus supplement, provided that such substitution is carried out in conformity with the Securities Act of 1933 and the rules and regulations thereunder. Unless otherwise specified in the accompanying prospectus supplement, each support obligation will be governed by the laws of the State of New York. No document or instrument will (i) limit the amount of support obligations or interests that may be issued, or (ii) contain any provisions that limit our ability to incur indebtedness or that afford holders of support obligations or interests protection in the event GE, as our ultimate stockholder, causes us to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Guarantees

Guarantees that we issue from time to time under this prospectus for the benefit of holders of specified underlying securities will generally include the following terms and conditions, plus any different or additional terms specified in the accompanying prospectus supplement.

The guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GECC, the issuer of the applicable underlying security or otherwise.

Letters of Credit

The direct-pay letters of credit we issue from time to time under this prospectus relating to specified underlying securities shall include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

Any letter of credit will be our direct-pay obligation issued for the account of the holders of the applicable underlying securities or, in certain cases, an agent acting on behalf of the issuer of the applicable underlying securities or a trustee acting on behalf of the holders. The letter of credit will be issued in an amount that corresponds to principal and, if applicable, interest and other payments payable with respect to the applicable underlying securities. Drawings under the letter of credit will reduce the amount available under the letter of credit, but drawings of a recurring nature (such as interest) will automatically be reinstated following the date of repayment provided that the letter of credit has not otherwise expired.

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The letter of credit will expire at a date and time specified in the accompanying prospectus supplement, and will also expire upon the earlier occurrence of certain events, as described in the accompanying prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. As a result of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available, including, without limitation, the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption ‘). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal

24

requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

VALIDITY OF THE SECURITIES

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Fred A. Robustelli, Associate General Counsel—Treasury and Assistant Secretary, will provide an opinion regarding the validity of the securities for us. Mr. Robustelli beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE’s common stock.

EXPERTS

The consolidated financial statements and schedule of GECC as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 incorporated herein by reference from the Form 8-K filed by GECC on May 4, 2012 have been so incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2011 consolidated financial statements contains an explanatory paragraph stating that, as discussed in Note 1 to the consolidated financial statements, GECC, in 2010, changed its method of accounting for consolidation of variable interest entities and, in 2009, changed its method of accounting for impairment of debt securities, business combinations and noncontrolling interests.

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PROSPECTUS

General Electric Capital Corporation

Unsecured Debt Securities
Secured Senior Debt Securities
Preferred Stock
Delayed Delivery Contracts
Trust Preferred and Capital Securities
Support Obligations and Interests Therein

General Electric Capital Corporation may offer from time to time:

•	unsecured debt securities or secured senior debt securities;

•	preferred stock, par value $.01 per share, which may be issued in the form of depositary shares evidenced by depositary receipts;

•	delayed delivery contracts for the purchase or sale of certain specified securities;

•	trust preferred and capital securities; and

•	support obligations and interests therein, including unsecured guarantees and direct-pay letters of credit.

We will provide specific terms of these securities in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series or separate tranches within a series. You should read this prospectus and any prospectus supplement carefully before you invest.

Our principal executive offices are located at 901 Main Avenue, Norwalk, CT, 06851-1168.

Investing in these securities involves risks. See “Risk Factors” on page 1 of this prospectus.

These securities have not been approved by the SEC or any State securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

The date of this prospectus is December 5, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information on GECC.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information on GECC.”

You should rely on only the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

Except as otherwise indicated, references in this prospectus to “GECC”, “we”, “us” and “our” refer to General Electric Capital Corporation.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information On GECC,” below.

WHERE YOU CAN FIND MORE INFORMATION ON GECC

GECC files annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available at our Internet site at http://www.gecapital.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 24, 2012;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 4, 2012, July 30, 2012 (as amended on July 31, 2012) and November 7, 2012, respectively;

•

our Current Report on Form 8-K, filed with the SEC on May 4, 2012, which contains our revised consolidated financial statements to reflect the merger of GECC into its former parent company, General Electric Capital Services, Inc., into GECC; and

•

our additional Current Reports on Form 8-K, filed with the SEC on January 20, 2012, February 22, 2012 April 6, 2012, April 20, 2012, May 16, 2012, June 12, 2012, July 20, 2012, July 27, 2012 and October 19, 2012.

You may request a copy of these filings (excluding certain exhibits to the documents) at no cost. Requests should be directed to Fred A. Robustelli, Associate General Counsel—Treasury, General Electric Capital Corporation, 201 High Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 961-5322.

FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference into this prospectus contains “forward-looking statements”—that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in the European sovereign debt situation; the impact of conditions in the financial and credit markets on the availability and cost of our funding and on our ability to reduce our asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (GE Money Japan); pending and future mortgage securitization claims and litigation in connection with our U.S. mortgage business (WMC), which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; our ability to pay dividends to GE at the planned level; the level of demand and financial performance of the major industries we serve, including, without limitation, air transportation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions, joint ventures and dispositions and our success in completing announced transactions and integrating acquired businesses; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. Accordingly, we caution you against relying on forward-looking statements. We do not undertake to update our forward- looking statements.

THE COMPANY

General Electric Capital Corporation (GECC) was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of incorporation to Delaware. As of December 31, 2011, all of our outstanding common stock was owned by General Electric Capital Services, Inc. (GECS), formerly General Electric Financial Services, Inc., the common stock of which was in turn wholly-owned by General Electric Company (GE). Financing and services offered by GECC are diversified, a significant change from the original business of GECC, which was financing distribution and sale of consumer and other GE products. Currently, GE manufactures few of the products financed by GECC.

On February 22, 2012, our former parent, GECS, was merged with and into GECC. The merger simplified GE’s financial services’ corporate structure by consolidating financial services entities and assets within its organization and simplifying SEC and regulatory reporting. Upon the merger, GECC became the surviving corporation and assumed all of GECS’ rights and obligations and became wholly-owned directly by GE. GECC’s continuing operations now include the run-off insurance operations previously held and managed in GECS. References to GECS or GECC in this prospectus prior to February 22, 2012 relate to the entities as they existed prior to that date and do not reflect the February 22, 2012 merger.

We operate in five segments: Commercial Lending and Leasing, Consumer, Real Estate, Energy Financial Services and GE Capital Aviation Services. These operations are subject to a variety of regulatory regimes in their respective jurisdictions. Our operations are located in North America, South America, Europe, Australia and Asia.

GECC’s principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851-1168, and its telephone number is (203) 840-6300. At December 31, 2011, our employment totaled approximately 52,000.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest, interest capitalized (net of amortization) and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We did not pay dividends on our preferred stock during the periods presented.

	Nine Months Ended September 30, 2012	Fiscal Year Ended
		December 31, 2011**	December 31, 2010**	December 31, 2009**	December 31, 2008**	December 31, 2007**
Ratio of earnings to fixed charges	1.61***	1.52x	1.13x	0.83x	1.26x	1.62x

*

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of earnings before income taxes, noncontrolling interest, discontinued operations and undistributed earnings of equity investees. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is representative of the interest factor of such rentals.

**	The ratio of earnings to fixed charges for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, respectively, do not reflect the February 22, 2012 merger of GECS with and into GECC.

***	The ratio of earnings to fixed charges for the nine months ended September 30, 2012 reflects the February 22, 2012 merger of GECS with and into GECC from that date.

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and the prospectus supplement relate to our general funds, which we use for financing our operations. We can conduct additional financings at any time.

PLAN OF DISTRIBUTION

We may sell our securities on a continuous or delayed basis directly to purchasers, through agents, dealers and underwriters or through a combination of these methods.

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•

If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities to the underwriters who offer at a specified price.

•

We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriters will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

Unless otherwise provided in the prospectus supplement accompanying this prospectus, neither support obligations nor interests therein will be offered or sold separately from the underlying securities to which they relate. The underlying securities will be offered and sold under a separate offering document.

FINRA Regulations

GE Capital Markets Group, Inc. is an affiliate of GECC and may participate as a selling agent in the distribution of securities issued pursuant to this prospectus. Rule 5121 of the Financial

Industry Regulatory Authority, Inc. (“FINRA”) imposes certain requirements when a FINRA Member such as GE Capital Markets, Inc. distributes an affiliated company’s securities. As a result, we will conduct any offering in which GE Capital Markets, Inc. acts as a selling agent in compliance with the applicable requirements of Rule 5121. The maximum compensation we will pay to the selling agents or underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

SECURITIES OFFERED

Using this prospectus, we may offer unsecured debt securities, secured senior debt securities, preferred stock, delayed delivery contracts for the purchase or sale of certain specified securities and trust preferred and capital securities. In addition, we may issue unsecured guarantees and direct-pay letters of credit, including interests therein. We are registering these securities with the SEC using a “shelf” registration statement. This “shelf” registration statement allows us to offer any combination of these securities. Each time we offer securities, we must provide a prospectus supplement that describes the specific terms of the securities. The prospectus supplement may also provide new information or update the information in the prospectus. Such information may also be contained in a written communication from us or the agents.

As a well-known seasoned issuer under the rules of the SEC, we are permitted to and may add other securities to the registration statement and prospectus by subsequent amendment. Also we are able to add our subsidiaries and securities to be issued by them if we guarantee the securities.

Among the securities we may add to the registration statement and prospectus by subsequent amendment are preferred or capital securities issued by trusts we may organize (see “Description of Trust Preferred or Capital Securities” below).

DESCRIPTION OF DEBT SECURITIES

General

The description below of the general terms of the debt securities issued under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement. Specific terms of the debt securities may also be contained in a written communication from us or the agents.

Unless otherwise provided in a prospectus supplement to this prospectus:

•

the unsecured senior debt securities (the “unsecured senior debt securities”) will be issued pursuant to the Third Amended and Restated Indenture, between us and The Bank of New York Mellon, dated as of February 27, 1997, as supplemented by a Supplemental Indenture dated as of May 3, 1999, a Second Supplemental Indenture dated as of July 2, 2001, a Third Supplemental Indenture dated as of November 22, 2002, a Fourth Supplemental Indenture dated as of August 24, 2007, a Fifth Supplemental Indenture dated as of December 2, 2008 and a Sixth Supplemental Indenture dated as of April 2, 2009, or pursuant to the Third Amended and Restated Indenture, between us and The Bank of New York Mellon, dated as of February 28, 1997, as supplemented by a First Supplemental Indenture dated as of July 2, 2001 (collectively, the “unsecured senior indentures”);

•

the secured senior debt securities (the “secured senior debt securities” and, collectively with the unsecured senior debt securities, the “senior debt securities”) will be issued pursuant to an indenture to be executed upon the initial issuance of secured senior debt securities, between us and The Bank of New York Mellon as trustee (the “open secured senior debt indenture”), or pursuant to an indenture between us, The Bank of New York Mellon as trustee, and Wells Fargo Bank Northwest, N.A. as security trustee (the “closed secured senior debt indenture” and, together with the open secured senior indenture, the “secured indentures” and, the secured indentures together with the unsecured senior indentures, the “senior indentures”);

•	the subordinated debt securities will be issued pursuant to a Subordinated Debt Indenture, between us and The Bank of New York Mellon, dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005 (the “subordinated indenture”); and

•

the junior subordinated debentures will be issued pursuant to an Indenture for Subordinated Debentures, between us and The Bank of New York Mellon, dated as of September 1, 2006 (the “junior subordinated indenture” and, together with the unsecured senior indentures and the subordinated indenture, the “unsecured indentures,” and, together with the senior indentures and the subordinated indenture, the “indentures”).

References to section numbers in this section, unless otherwise indicated, are references to section numbers of the applicable indenture.

Ranking

The unsecured senior debt securities will be (i) unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness and (ii) effectively junior to the liabilities of our subsidiaries.

The secured senior debt securities will be (i) secured, (ii) senior to all of our unsecured and unsubordinated indebtedness to the extent of any security or collateral securing such debt securities and otherwise rank equally with all of our unsecured and unsubordinated indebtedness and (iii) effectively junior to the liabilities of our subsidiaries.

The subordinated debt securities and junior subordinated debentures offered by this prospectus will be (i) general unsecured obligations, (ii) rank subordinated and junior in right of payment, to the extent set forth in the subordinated indenture or the junior subordinated indenture, as applicable, to all Senior Indebtedness (as defined under the applicable indenture) and (iii) effectively junior to the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the debt securities. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, GECC’s rights and the rights of GECC’s creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Terms

We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

•	the designation, the aggregate principal amount and the authorized denominations if other than the denominations set forth in the applicable indenture;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	whether the debt securities will be senior or subordinated obligations;

•	if the debt securities are secured senior debt securities, a description of the collateral and the terms and conditions of the security and realization provisions;

•	if the debt securities are subordinated debt securities or junior subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•

if the debt securities are secured senior debt securities issued under the open secured senior debt indenture, whether the secured senior debt securities will or will not have the benefit of guarantees and the GECC subsidiaries that will be the initial guarantors of such secured senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the place or places where the principal of, and premium, if any, and any interest on the debt securities will be payable;

•	any deletions or modifications of or additions to the Events of Default and related remedies described below or the covenants of GECC set forth in the applicable indenture;

•	the currency, currencies or currency units in which we will make payments on the debt securities;

•

the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates, and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom interest shall be payable;

•	the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

•	the portion of the principal amount of the debt securities which shall be payable on declaration of acceleration of the maturity thereof, if other than as set forth in the indenture;

•	whether and under what circumstances GECC will pay additional amounts on the debt securities held by non-U.S. persons with respect to any taxes withheld;

•	if the debt securities are to be issuable in certificated form, the form and terms of such certificates;

•	the exchanges, if any, on which the debt securities may be listed;

•	the trustee under the indentures pursuant to which the debt securities are to be issued; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

In addition to the description of the debt securities in the prospectus supplement, you should refer to the detailed provisions of the indenture applicable to the debt securities, copies of which are filed as exhibits to the registration statement.

Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The related prospectus supplement will contain information on Federal income tax consequences and other special considerations applicable to discounted debt securities.

Payment and Transfer

Unless we otherwise state in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent of GECC. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to such holder at the address specified in the register and will otherwise treat such registered holder as the owner of the debt security for all purposes.

Unless we describe other procedures in a prospectus supplement, a registered holder will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. The registered holder may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series in different denominations having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations. Neither GECC nor the trustee will impose any service charge for any such transfer or exchange of a debt security, however, a registered holder may be required to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Global Notes, Delivery and Form

We may issue some or all of the debt securities in the form of one or more Global Notes representing an entire issuance in book-entry form. Under the applicable book entry system, each Global Note will be registered to a depositary (a “Depositary”) or with a nominee for a Depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Note may not be transferred, except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. For purposes of this Prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a Global Note will be described in the prospectus supplement.

Limitation on Mergers and Sales of Assets

The indentures generally permit a consolidation or merger between us and another entity. They also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States of America or a State thereof and expressly assumes all of our obligations under the applicable indenture including the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities outstanding under such indenture; and

•

immediately after the transaction, we or any successor company are not in default in the performance of any covenant or condition under the applicable indenture, or in the case of the secured senior debt securities, under the closed secured senior debt indenture and the mortgage to be entered into between certain subsidiaries of GECC and the security trustee upon GECC’s entry into the closed secured senior debt indenture.

Upon any consolidation, merger, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the applicable indenture with the same effect as if it had been an original party to such indenture. As a result, the successor entity may exercise our rights and powers under such indenture, and we will be released from further liabilities and obligations under such indenture and the related debt securities.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement. The indentures do not contain any provisions that:

•	limit our ability to incur indebtedness, or

•	provide protection in the event GE, as sole indirect stockholder of GECC, causes GECC to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

However, GECC does not currently intend to have more than $2.5 billion in aggregate principal amount of secured senior debt securities outstanding under the secured indentures.

Events of Default

Unsecured Senior Debt Securities

Each unsecured senior indenture defines an “Event of Default” with respect to any series of unsecured senior debt securities as any of the following, unless otherwise specified in the supplemental indenture or resolutions specifying the terms of the applicable series:

•	default in any payment of principal or premium, if any, on any unsecured senior debt security of such series;

•	default for 30 days in payment of interest on any unsecured senior debt security of such series;

•	default in the making or satisfaction of any sinking fund payment or analogous obligation on the unsecured senior debt securities of such series;

•

default for 60 days after written notice to GECC from the trustee or from the holders of 25% in principal amount of all outstanding unsecured senior debt securities of the applicable series, in performance of any other covenant or agreement in respect of the unsecured senior debt securities of such series contained in such indenture, except defaults specifically dealt with elsewhere in Section 6.01;

•

default, as defined, with respect to any other series of unsecured senior debt securities outstanding under the relevant indenture or with respect to any other indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been rescinded or annulled within 10 days after written notice thereof (provided however, that the resulting Event of Default with respect to such series of unsecured senior debt securities, or under such other indenture or instrument, as the case may be, shall be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness);

•	certain events involving bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the instrument establishing such series or tranche of unsecured senior debt securities. (Section 6.01).

Each unsecured senior indenture requires us to deliver to the trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of unsecured senior debt securities does not necessarily constitute an Event of Default under any other series of unsecured senior debt securities. Each unsecured senior indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee considers it in the interest of such noteholders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the unsecured senior debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08).

Each unsecured senior indenture provides that if any Event of Default occurs and is continuing with respect to any series of unsecured senior debt securities issued under such unsecured senior indenture, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding unsecured senior debt securities of such series may declare the principal, or in the case of discounted debt securities, a portion of the principal amount, of all such unsecured senior debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such unsecured senior debt securities then outstanding. The holders of a majority in aggregate principal amount of such unsecured senior debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of unsecured senior debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the unsecured senior debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the unsecured senior debt securities of such series. (Sections 6.01 and 6.07).

In each unsecured senior indenture, we agree that in case of an Event of Default pursuant to the first, second or third bullet points above, then, upon demand of the trustee, we will pay to the trustee, for the benefit of the holder of any unsecured senior debt security in respect of which the Event of Default has occurred (or holders of any series of unsecured senior debt securities in the case of the third bullet point above) the whole amount that then shall have become due and payable on any such unsecured senior debt security (or unsecured senior debt securities of any such series in the case of the third bullet point above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue Rate (as defined in the applicable unsecured senior indenture) applicable to any such unsecured senior debt security (or unsecured senior debt securities of any such series in the case of the third bullet point above). In addition, we will pay to the trustee any further amount as shall be sufficient to cover costs and expenses of collection and any further amounts payable to the trustee. (Section 6.02). The trustee or a holder may bring suit for the collection of amounts set forth in this paragraph.

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the unsecured senior indentures at the request, order or direction of any holders of unsecured senior debt securities of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, each unsecured senior indenture provides that the holders of a majority in aggregate principal amount of the unsecured senior debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the unsecured senior debt securities of such series. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07).

Secured Senior Debt Securities

Each secured senior debt indenture defines an “Event of Default” with respect to any series of secured senior debt securities issued thereunder as any of the following, unless otherwise specified in the supplemental indenture or resolutions specifying the terms of the applicable series:

•

default in any payment of principal or premium, if any, on secured senior debt securities of any series (including, in the case of the closed secured senior debt indenture, the failure to mandatorily redeem such secured senior debt securities to the extent required by, and in accordance with, the terms of the closed secured senior debt indenture);

•	default for 30 days in payment of interest on any secured senior debt security of such series;

•

default, for 60 days after written notice to GECC from the trustee or from the holders of 25% in principal amount of all outstanding secured senior debt securities of the applicable series, in performance of any other covenant or agreement in respect of the secured senior debt securities contained in the applicable secured senior debt indenture, other than such covenants or agreements as are specifically excluded for a particular series of secured senior debt securities;

•

default, as defined, with respect to any indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been rescinded or annulled within 10 days after written notice thereof (provided however, that the resulting Event of Default with respect to such indebtedness for borrowed money may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other indebtedness for borrowed money) (a “cross acceleration”) and, in each case, where the principal amount of any such indebtedness for borrowed money, together with the principal amount of any other such indebtedness for borrowed money under which there has been a cross acceleration, aggregates to more than the greater of $100.0 million and 10% of all such indebtedness for borrowed money of GECC and its consolidated subsidiaries then outstanding; or

•	certain events involving bankruptcy, insolvency or reorganization;

Other than the duties of the trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the secured senior debt indenture at the request, order or direction of any holders of secured senior debt securities issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the secured senior debt indenture provides that the holders of a majority in aggregate principal amount of the secured senior debt securities issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the secured senior debt securities. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07).

Subordinated Debt Securities

The subordinated indenture defines an “Event of Default” with respect to any series of subordinated debt securities as any of the following:

•	default in any payment of principal or premium, if any, on any subordinated debt securities of such series;

•	default for 30 days in payment of any interest, if any, on any subordinated debt securities of such series;

•	default in the making or satisfaction of any sinking fund payment or analogous obligation on the subordinated debt securities of such series;

•	certain events involving bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the applicable board resolutions or the instrument establishing such series of subordinated debt securities. (Section 6.01).

The subordinated indenture requires us to deliver to the trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of subordinated debt securities does not necessarily constitute an Event of Default under any other series of subordinated debt securities. The subordinated indenture provides that the trustee may withhold notice to the holders of any series of subordinated debt securities issued thereunder of any default if the trustee considers it in the interest of such noteholders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the subordinated debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08)

The subordinated indenture provides that if an Event of Default arising from certain events involving bankruptcy, insolvency or reorganization occurs and is continuing with respect to a series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of such series may declare the principal, or in the case of discounted subordinated debt securities, a portion of the principal amount, of all such subordinated debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such subordinated debt securities then outstanding. The holders of a majority in aggregate principal amount of such subordinated debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of subordinated debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the subordinated debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the subordinated debt securities of such series. (Sections 6.01 and 6.07)

In the subordinated indenture, we agree that in case of an Event of Default pursuant to the first, second or third bullet points above, then, upon demand of the trustee, we will pay to the trustee, for the benefit of the holder of any subordinated debt security in respect of which the Event of Default has occurred (or holders of any series of subordinated debt securities in the case of the third bullet point above) the whole amount that then shall have become due and payable on any such subordinated debt security (or subordinated debt securities of any such series in the case of the third bullet point above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue

Rate (as defined in the subordinated indenture) applicable to any such subordinated debt security (or subordinated debt securities of any such series in the case of the third bullet point above). In addition, we will pay to the trustee any further amount as shall be sufficient to cover costs and expenses of collection and any further amounts payable to the trustee. (Section 6.02). The trustee or a holder may bring suit for the collection of amounts set forth in this paragraph. The foregoing rights in respect of payment defaults do not, however, permit the acceleration of amounts scheduled to become due and payable, which remedy is limited as noted above to certain events involving bankruptcy, insolvency or reorganization.

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request, order or direction of any holders of subordinated debt securities of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the subordinated indenture provides that the holders of a majority in aggregate principal amount of the subordinated debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the subordinated debt securities of such series. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07)

Junior Subordinated Debentures

The junior subordinated indenture defines an “Event of Default with respect to any series of junior subordinated debentures:

•	default in the payment of principal upon any junior subordinated debenture of such series;

•

default for 30 days in the payment of any interest, including any additional interest, upon any junior subordinated debenture of such series, subject to deferral during any extension period and other than any interest that is due and payable solely by reason of a redemption of the junior subordinated debentures of such series;

•	certain events involving the bankruptcy, insolvency, or reorganization of GECC; or

•	any other event of default provided in the applicable board resolutions or the instrument establishing such series of junior subordinated securities. (Section 6.01)

The junior subordinated indenture requires us to deliver to the trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of subordinated debt securities does not necessarily constitute an Event of Default under any other series of subordinated debt securities. The subordinated indenture provides that the trustee may withhold notice to the holders of any series of junior subordinated debentures issued thereunder of any default if the trustee considers it in the interest of such noteholders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the junior subordinated debentures of such series or in the making of any installment or analogous obligation with respect to such series. (Section 6.08)

The junior subordinated indenture provides that if an Event of Default occurs and is continuing with respect to any series of the junior subordinated debentures, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of such series may declare the principal of, and all accrued but unpaid interest, including additional interest, on the junior subordinated debentures to be due and payable immediately. Under certain circumstances, such declaration may be annulled by the holders of a majority in principal amount of such junior subordinated debentures then outstanding. The holders of a majority in aggregate principal amount of such junior subordinated debentures then outstanding may also waive on behalf of all holders past defaults with respect such junior subordinated debentures except, a default in payment of principal, premium, if any, or interest, including additional interest, if any, on such junior subordinated debentures, or the payment of any installment or analogous obligation on the junior subordinated debentures. (Sections 6.01 and 6.07)

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debentures of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the junior subordinated indenture provides that the holders of a majority in aggregate principal amount of the junior subordinated debentures of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the junior subordinated debentures of such series. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07)

Modification of the Indentures

Unsecured Indentures

In general, our rights and obligations and the rights of the holders under the above-referenced unsecured indentures may be modified if the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, each unsecured indenture provides that, unless each affected holder agrees, we cannot:

(a)	make any adverse change to any payment term of a debt security such as:

•	extending the maturity date;

•	extending the date on which we have to pay interest or make a sinking fund payment;

•	reducing the interest rate or the amount of a sinking fund payment;

•	reducing the amount of principal we have to repay;

•	changing the currency in which we have to make any payment of principal, premium or interest;

•	modifying any redemption or repurchase right to the detriment of the holder; and

•	impairing any right of a holder to bring suit for payment;

(b)	reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the unsecured indentures or to waive any covenant or default; and

(c)

make any change to the sections of the usecured indentures relating to waivers of past default or amendment to the unsecured indentures with the consent of the holders, except to increase the percentage of the aggregate principal amount of debt securities needed to waive past defaults or modify the unsecured indentures or to add additional non- modifiable and non-waivable provisions.

However, if we and the trustee agree, we can amend the unsecured indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

Secured Indentures

Our rights and obligations and the rights of holders with respect to the modification of the closed secured senior indenture will be set forth in a prospectus supplement. Our rights and obligations and the rights of the holders under the above-referenced open secured senior debt indenture may be modified if the holders of not less than a majority in aggregate principal amount of the secured senior debt securities of each series affected by the modification (voting as a separate class) consent to it, unless otherwise specified in the terms establishing such series. However, the open secured senior debt indenture provides that, unless each affected holder agrees, we cannot:

(a)	make any adverse change to any payment term of the secured senior debt securities such as:

•	extending the maturity date;

•	extending the date on which we have to pay interest;

•	reducing the interest rate;

•	reducing the amount of principal we have to repay;

•	changing the currency in which we have to make any payment of principal, premium or interest;

•	modifying any redemption or repurchase right to the detriment of the holder; and

•	impairing any right of a holder to bring suit for payment;

(b)

reduce the percentage of the aggregate principal amount of outstanding secured senior debt securities needed to make any amendment to the open secured senior debt indenture or to waive any covenant or default; and

(c)

make any change to the sections of the open secured senior debt indenture relating to waivers of past default or amendment to the open secured senior debt indenture with the consent of the holders, except to increase the percentage of the aggregate principal amount of secured senior debt securities needed to waive past defaults or modify the secured senior debt indenture or to add additional non- modifiable and non-waivable provisions.

However, if we and the trustee agree, we can amend the open secured senior debt indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder of secured senior debt securities.

Subordination of the Subordinated Debt Securities

The subordination provisions applicable to a particular series or tranche of subordinated debt securities may differ from the following and, if so, such difference will be set forth in the applicable prospectus supplement.

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all our senior indebtedness. (Section 14.01 of the subordinated indenture).

The subordinated indenture defines “senior indebtedness” to mean:

•	the principal of, premium, if any, and interest on all indebtedness for money borrowed other than the subordinated debt securities;

•

obligations arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off balance sheet guarantees and direct credit substitutes);

•	obligations associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements; and

•	obligations for purchased money;

in each case, regardless of whether such indebtedness or obligations are outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof.

However, the term “senior indebtedness” will not include:

•

any accounts payable or other liability to trade creditors (other than those obligations referenced in the second and third bullet points under the definition of “senior indebtedness” above) arising in the ordinary course of business, including instruments evidencing those liabilities;

•	any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours; or

•	any obligations with respect to any capital stock.

We use the term “indebtedness for money borrowed” to include, without limitation, any obligation of ours for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

Under the subordinated indenture, no payment may be made by us on the subordinated debt securities and no purchase, redemption or retirement by us of any subordinated debt securities may be made in the event:

•	any senior indebtedness is not paid when due and payable, or

•	the maturity of any senior indebtedness is accelerated as a result of a default;

unless, in either case, the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full. (Section 14.03 of the subordinated indenture).

In addition, the right to accelerate the subordinated debt securities upon an Event of Default is limited. Subordinated debt securities of a series can be accelerated, unless the principal of such series of subordinated debt securities shall have already become due and payable, in the event of an Event of Default arising from certain events involving bankruptcy, insolvency or reorganization, and the right to receive payment through an acceleration will not be available for any other Events of Default including, without limitation, failure to pay principal, interest or premium on the subordinated debt securities. (Section 6.01 of the subordinated indenture).

In the event we pay or distribute our assets to creditors upon a total or partial liquidation, total or partial dissolution or bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment and until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness (except that the holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities and do not provide for the payment of principal prior to the maturity of all senior indebtedness). (Section 14.02 of the subordinated indenture).

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness and pay it over to them as their interests may appear. (Section 14.04 of the subordinated indenture).

After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, the rights of the holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness. (Section 14.05 of the subordinated indenture).

As a result of the subordination provisions contained in the subordinated indenture, in the event of default or insolvency, our creditors who are holders of senior indebtedness are likely to recover more, ratably, than the holders of subordinated debt securities. It is important to keep this in mind if you decide to hold our subordinated debt securities.

GECC has substantial unsubordinated borrowings, the majority of which would fall within the definition of senior indebtedness. These borrowings are discussed in “Note 6—Borrowings and Bank Deposits” to GECC’s consolidated financial statements contained in GECC’s Quarterly Report on Form 10- Q for the quarter ended September 30, 2012. In addition, GECC’s derivative instruments are discussed in “Note 11—Financial Instruments” and GECC’s guarantees are discussed in “Note 11—Financial Instruments” and “Note 13—Variable Interest Entities” to such consolidated financial statements. These notes are incorporated herein by reference. GECC may from time to time incur significant additional amounts of senior indebtedness in the form of obligations for purchased money.

Subordination of Junior Subordinated Debentures

The subordination provisions applicable to a particular series of junior subordinated debentures may differ from the following and, if so, such difference will be set forth in the applicable prospectus supplement.

The junior subordinated debentures will be unsecured. The junior subordinated debentures will be subordinate in right of payment to all our senior indebtedness.

The junior subordinated indenture defines “senior indebtedness” to mean:

•

the principal of, premium, if any, and interest on, all our indebtedness for money borrowed, excluding the junior subordinated debentures but including, without limitation, the subordinated notes (defined below);

•

obligations of ours arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off-balance sheet guarantees and direct credit substitutes), except where such guaranty, letter of credit or enhancement provides for payment on the junior subordinated debentures or obligations of a trust or similar entity that are payable primarily from payments made on the junior subordinated debentures;

•	obligations of ours associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements; and

•	obligations of ours for purchased money,

in each case, whether outstanding on the date of execution of the junior subordinated indenture or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof.

However, the term “senior indebtedness” will not include:

•

any accounts payable or other liability to trade creditors (other than those obligations referenced in the second and third bullet points under the definition of “senior indebtedness” above) arising in the ordinary course of business (including instruments evidencing such liabilities);

•	any indebtedness, guarantee or obligation of ours which is on parity in right of payment with or expressly subordinate or junior in right of payment to the junior subordinated debentures, or

•	any obligations with respect to any capital stock (including, without limitation, common and preferred stock).

We use the term “indebtedness for money borrowed” to include, without limitation, any obligation of ours for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

We use the term “subordinated notes” to include all securities issued under (a) the Seventh Amended and Restated Fiscal and Paying Agency Agreement dated as of July 1, 2005 among GECC, GE Capital Canada Funding Company, GE Capital Australia Funding Pty. Ltd., GE Capital European Funding, GE Capital UK Funding, The Bank of New York Mellon (as successor to JP Morgan Chase Bank, N.A.) and as supplemented by the Supplemental Fiscal and Paying Agency Agreement dated September 15, 2005, or (b) the Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005, between GECC and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee thereunder, in each case as amended from time to time (provided that the terms of the subordination of payments on amounts due and payable from available funds in such documentation is not altered in any material respect), and other subordinated securities on parity in right of payment with such subordinated notes.

There is no limitation on our ability to issue additional senior indebtedness or subordinated indebtedness that is senior to the junior subordinated debentures. The senior debt securities and the subordinated debt securities constitute senior indebtedness under the junior subordinated indenture.

Under the junior subordinated indenture, no payment may be made by us on the junior subordinated debentures and no purchase, redemption or retirement by us of any junior subordinated debentures may be made in the event:

•	any senior indebtedness has not been paid when due; or

•	the maturity of any senior indebtedness is accelerated as a result of a default;

unless, in either case, the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full. (Section 14.03 of the junior subordinated indenture).

In the event we pay or distribute our assets to creditors upon a total or partial liquidation, total or partial dissolution or bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures are entitled to receive any payment and until the senior indebtedness is paid in full, any payment or distribution to which holders of junior subordinated debentures would be entitled but for the subordination provisions of the junior subordinated indenture will be made to holders of the senior indebtedness (except that the holders of junior subordinated debentures may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the junior subordinated debentures and do not provide for the payment of principal prior to the maturity of all senior indebtedness). (Section 14.02 of the junior subordinated indenture). Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, and holders of the junior subordinated debentures having a claim thereunder may receive less, than our other creditors. This type of subordination will not prevent an Event of Default from occurring under the junior subordinated indenture.

If a distribution is made to holders of junior subordinated debentures that, due to the subordination provisions, should not have been made to them, those holders of junior subordinated debentures are required to hold it in trust for the holders of senior indebtedness and pay it over to them as their interests may appear. (Section 14.04 of the junior subordinated indenture).

After all senior indebtedness is paid in full and until the junior subordinated debentures are paid in full, the rights of the holders of the junior subordinated debentures will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness. (Section 14.05 of the junior subordinated indenture)

As a result of the subordination provisions contained in the junior subordinated indenture, in the event of default or insolvency, our creditors who are holders of senior indebtedness are likely to recover more, ratably, than the holders of junior subordinated debentures. It is important to keep this in mind if you decide to hold our junior subordinated debentures.

GECC has substantial senior and subordinated borrowings, the majority of which would fall within the definition of senior indebtedness. These borrowings are discussed in “Note 6—Borrowings and Bank Deposits” to GECC’s consolidated financial statements contained in GECC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. In addition, GECC’s derivative instruments are discussed in “Note 11—Financial Instruments” and GECC’s guarantees are discussed in “Note 11—Financial Instruments” and “Note 13—Variable Interest Entities” to such consolidated financial statements. These notes are incorporated herein by reference. GECC may from time to time incur significant additional amounts of senior indebtedness in the form of obligations for purchased money.

Option to Defer Interest Payments on the Junior Subordinated Debentures

If so specified in the terms of a particular series of junior subordinated debentures, we would have the right, at any time and from time to time, to defer all payment of interest on outstanding junior subordinated debentures for such period as may be specified in accordance with the terms of such junior subordinated debentures (any such period, an “extension period”).

Restrictions on Certain Payments under the Junior Subordinated Indenture

If we have, or are deemed to have, exercised our option to defer payments of interest on the junior subordinated debentures, as described above under the heading “—Option to Defer Interest Payments on the Junior Subordinated Debentures,” or junior subordinated debentures remain outstanding and there has occurred and is continuing an Event of Default under the junior subordinated indenture, then we will not, and will not permit any subsidiary of ours to:

•	declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any payment on or repurchase or redeem any other subordinated indebtedness of ours that ranks pan i passu with or junior in interest to the junior subordinated debentures; or

•

make any guaranty payments with respect to any subordinated guarantee of ours of the indebtedness of any subsidiary of ours if such guaranty ranks pan i passu with or junior in interest to the junior subordinated debentures.

However, during any period, including any extension period, we shall be permitted to:

•	declare or pay dividends or distributions in our common stock;

•	declare a dividend in connection with the implementation of a stockholders’ rights plan or issue stock under any such plan in the future or redeem or purchase any such rights pursuant thereto; and

•	purchase our common stock related to the issuance of our common stock or rights under any of our benefit plans for our directors, officers or employees.

In addition, where junior subordinated debentures of different series issued under the junior subordinated indenture are subject to extension periods terminating at different times or in other circumstances where the payment of deferred interest cannot be made simultaneously on all junior subordinated debentures subject to an extension period, we will be permitted to make payments of interest due on particular junior subordinated debentures at the end of the extension period with respect thereto, but only if the amounts (not yet due and payable) that will be required to be paid at the close of an extension period with respect to any other series of junior subordinated debentures have been deposited with the trustee and held for application when such amounts become due and payable.

In connection with the issuance of the junior subordinated debentures, GE has covenanted that, if we declare, pay or makes any dividend, distribution or other payment to GE or any of its subsidiaries during an extension period or when an Event of Default has occurred and is continuing, in either case in violation of the restrictions described above, for so long as such restrictions are in effect and are applicable to outstanding junior subordinated debentures issued under the junior subordinated indenture, GE shall promptly return, or cause the return, to us of all such dividends, distributions, and other payments. (Section 4.06 of the junior subordinated indenture).

Governing Law

The indentures and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We, GE and other affiliates of GE maintain various commercial and investment banking relationships with The Bank of New York Mellon and its affiliates in their ordinary course of business.

The Bank of New York Mellon acts as trustee under (i) the Third Amended and Restated Indenture with us dated as of February 27, 1997, as supplemented by a Supplemental Indenture with us dated as of May 3, 1999, a Second Supplemental Indenture with us dated as of July 2, 2001, a Third Supplemental Indenture with us dated November 22, 2002, a Fourth Supplemental Indenture dated as of August 24, 2007, a Fifth Supplemental Indenture dated as of December 2, 2008 and a Sixth Supplemental Indenture dated as of April 2, 2009 (ii) a Third Amended and Restated Indenture with us dated as of February 28, 1997, as supplemented by a First Supplemental Indenture with us dated as of July 2, 2001, (iii) a Subordinated Debt Indenture with us dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture with us dated as of July 15, 2005, (iv) an Indenture with us dated as of June 3, 1994, as amended and supplemented, and (v) an Indenture with us dated as of September 1, 2006, as supplemented. Upon the issuance of secured senior debt securities, we expect that The Bank of New York Mellon will act as trustee under either or both of (a) an indenture to be executed between us and The Bank of New York Mellon as trustee and (b) an indenture to be executed among us, The Bank of New York Mellon, as trustee, and Wells Fargo Bank Northwest, N.A. as security trustee. The Bank of New York Mellon also acts as trustee under certain other indentures with us. A number of our series of senior and subordinated unsecured notes are presently outstanding under each of the indentures referred to in clauses (i) through (v) above. Debt securities may be issued under any of the indentures referred to in clauses (i), (ii), (iii), (v), (a) and (b) above. The Bank of New York Mellon also acts as trustee under an indenture and subordinated indenture with GE.

DESCRIPTION OF THE PREFERRED STOCK

General

Our Board of Directors has authorized the issuance of preferred stock. The terms of the preferred stock will be stated and expressed in a resolution or resolutions to be adopted by our Board of Directors (or any duly authorized committee of the Board of Directors) consistent with our restated certificate of incorporation. The preferred stock, when issued and sold, will be fully paid and non-assessable and will have no pre-emptive rights.

As of the date of this prospectus, our capital stock as authorized by our sole common stockholder consists of:

•	4,166,000 shares of Common Stock, par value $14.00 per share, and

•	750,000 shares of Preferred Stock, par value $.01 per share.

As of the date of this Prospectus, we have 1,000 shares of Common Stock outstanding and 40,000 shares of Preferred Stock outstanding.

We will describe the particular terms of any series of preferred stock (including preferred stock issued in the form of depositary shares representing interests therein) being offered by use of this prospectus in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares of the series;

•	the amount of liquidation preference, if any;

•	the dividend rights;

•	the dividend rate or rates (or method of determining the dividend rate);

•	the dates on which dividends shall be payable, the date from which dividends shall accrue and the record dates for determining the holders entitled to such dividends;

•	any redemption or sinking fund provisions;

•	any voting or liquidation rights;

•	any conversion or exchange provisions, the conversion or exchange price and any adjustments thereof; and

•	the date or dates on which such shares shall be convertible or exchangeable.

If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. In addition to this summary, you should refer to our restated certificate of incorporation for the complete terms of preferred stock being offered.

We will specify the transfer agent, registrar, dividend disbursing agent and redemption agent for each series of preferred stock in the prospectus supplement relating to that series.

Dividend Rights

If you purchase preferred stock being offered by this prospectus, you will be entitled to receive, when, and as declared by our board of directors, cash or other dividends at the rates, or as determined by the method described in, and on the dates set forth in, the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period. Dividends on the shares of preferred stock will accrue from the date on which we initially issue such series of preferred stock or as otherwise set forth in the prospectus supplement relating to such series. The prospectus supplement relating to a series of preferred stock will describe any adjustments to be made, if any, to the dividend rate in the event of certain amendments to the Internal Revenue Code of 1986, as amended, with respect to the dividends-received deduction.

The dividend payment dates and the dividend periods with respect to our preferred stock will be described in the prospectus supplement relating to such series of our preferred stock.

We may not declare any dividends on any shares of common stock, or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of common stock or make any distribution in respect thereof, whether in cash or property or in obligations or our stock, other than common stock unless:

•	full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock and other classes and series of our preferred stock; and

•	we are not in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of our preferred stock.

In the event we have outstanding shares of more than one series of our preferred stock ranking equally as to dividends and dividends on one or more of such series of preferred stock are in arrears, we are required to make dividend payments ratably on all outstanding shares of such preferred stock in proportion to the respective amounts of dividends in arrears on all such preferred stock to the date of such dividend payment. You will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on shares of the preferred stock you own. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

Liquidation Rights

In the event of our liquidation, either voluntary or involuntary, dissolution or winding-up, we will be required to pay the liquidation preference specified in the prospectus supplement relating to those shares of preferred stock, plus accrued and unpaid dividends, before we make any payments to holders of our common stock or any other class of our stock ranking junior to that preferred stock. If we do not have sufficient assets to pay the liquidation preference, plus accrued and unpaid dividends, on all classes of preferred stock that rank equally upon liquidation, we will pay holders of the preferred stock proportionately based on the full amount to which they are entitled. Other than their claims to the liquidation preference and accrued and unpaid dividends, holders of preferred stock will have no claim to any of our other remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs, if that transaction does not impair the voting power, preferences or special rights of the holders of shares of preferred stock.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters which arise at any meeting of shareholders. Holders of preferred stock being offered by this prospectus will not be entitled to vote, except as set forth below, in a prospectus supplement or as otherwise required by law.

With respect to our Preferred Stock, in the event that six quarterly dividends (whether or not consecutive) payable on any series of our preferred stock shall be in arrears, the holders of each series of our Preferred Stock, voting separately as a class with all other holders of Preferred Stock with equal voting rights, shall be entitled at our next annual meeting of stockholders (and at each subsequent annual meeting of stockholders), to vote for the election of two of our directors, with the remaining directors to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the arrears in payments of all dividends which permitted the election of such directors shall cease to exist, any director who has been so elected may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. The holders of shares of our Preferred Stock shall no longer be entitled to vote for directors once the past due dividends have all been paid unless dividends later become in arrears again. Once the past due dividends have all been paid, then the directors elected by the preferred stockholders will no longer be directors.

We may not take certain actions without the consent of at least 66 2/3% of the shares of our Preferred Stock, voting together as a single class without regard to series. We need such 66 2/3% consent to:

•

create any class or series of stock with preference as to dividends or distributions of assets over any outstanding series of our Preferred Stock (other than a series which has no right to object to such creation); or

•

alter or change the provisions of our restated certificate of incorporation so as to adversely affect the voting power, preferences or special rights of the holders of shares of our Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of our Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of all holders of two-thirds of our Preferred Stock at the time outstanding.

The prospectus supplement relating to a series of preferred stock will further describe the voting rights, if any, including the number of or proportional votes per share.

Redemption

The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily or otherwise and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates and the redemption prices for that series will be set forth in the prospectus supplement.

If we fail to pay dividends on any series of preferred stock we may not redeem that series in part and we may not purchase or otherwise acquire any shares of such series other than by a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.

Conversion Rights

No series of preferred stock will be convertible into our common stock.

DESCRIPTION OF DELAYED DELIVERY CONTRACTS

We may issue delayed delivery contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue delayed delivery contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue delayed delivery contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any delayed delivery contract by delivering the subject securities or by delivering the cash value of such delayed delivery contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a delayed delivery contract.

The delayed delivery contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The delayed delivery contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement.

Alternatively, delayed delivery contracts may require holders to satisfy their obligations thereunder when the delayed delivery contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED OR CAPITAL SECURITIES

One or more trust entities which we would create for that purpose may issue from time to time their “preferred” or “capital” securities. We would own the common interests in the trusts and our employees would administer them. The proceeds of the sale of a trust’s securities would be used to purchase debt securities we would issue to the trust. These securities would likely be subordinated debt securities. Interest and other payments by us under the subordinated debt securities would be the trust’s sole source of revenue. We would also guarantee payments on the trust’s securities to the extent it had funds on hand available for the purposes at that time. If we determine that trust securities will be issued, this registration statement will be amended to add the trust or trusts as registrants, to provide additional information with respect to the trust securities, the debt securities to be issued to the trust and the guarantees. The trust agreement and guarantee forms would also be filed as exhibits.

DESCRIPTION OF SUPPORT OBLIGATIONS AND INTERESTS THEREIN

General

Support obligations issued under this prospectus may include guarantees and letters of credit that are issued in connection with, and as a means of underlying credit support for, any part of a fixed or contingent payment obligation of primary securities issued by third parties. The issuers of the primary securities may or may not be affiliated with us. A holder of a primary security will also hold uncertificated interests in the related support obligation, representing the credit enhancement of the holder’s primary security afforded by the related support obligation.

The terms and conditions of any support obligations and related interests will be determined by the terms and conditions of the related underlying securities, and may vary from the general descriptions set forth below. A complete description of the terms and conditions of any support obligations and related interests issued pursuant to this prospectus will be set forth in the accompanying prospectus supplement. Any support obligations will be issued pursuant to an Indenture, between us and the Bank of New York Mellon, dated as of June 3, 1994, as supplemented by a First Supplemental Indenture dated as of February 1, 1997 and a Second Supplemental Indenture dated as of July 2, 2001.

Unless otherwise specified in the applicable prospectus supplement, any support obligations and related interests will be unsecured and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The terms of a particular support obligation may provide that a different support obligation may be substituted therefor, upon terms and conditions described in the applicable prospectus supplement, provided that such substitution is carried out in conformity with the Securities Act of 1933 and the rules and regulations thereunder. Unless otherwise specified in the accompanying prospectus supplement, each support obligation will be governed by the laws of the State of New York. No document or instrument will (i) limit the amount of support obligations or interests that may be issued, or (ii) contain any provisions that limit our ability to incur indebtedness or that afford holders of support obligations or interests protection in the event GE, as our ultimate stockholder, causes us to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Guarantees

Guarantees that we issue from time to time under this prospectus for the benefit of holders of specified underlying securities will generally include the following terms and conditions, plus any different or additional terms specified in the accompanying prospectus supplement.

The guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GECC, the issuer of the applicable underlying security or otherwise.

Letters of Credit

The direct-pay letters of credit we issue from time to time under this prospectus relating to specified underlying securities shall include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

Any letter of credit will be our direct-pay obligation issued for the account of the holders of the applicable underlying securities or, in certain cases, an agent acting on behalf of the issuer of the applicable underlying securities or a trustee acting on behalf of the holders. The letter of credit will be issued in an amount that corresponds to principal and, if applicable, interest and other payments payable with respect to the applicable underlying securities. Drawings under the letter of credit will reduce the amount available under the letter of credit, but drawings of a recurring nature (such as interest) will automatically be reinstated following the date of repayment provided that the letter of credit has not otherwise expired.

The letter of credit will expire at a date and time specified in the accompanying prospectus supplement, and will also expire upon the earlier occurrence of certain events, as described in the accompanying prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. As a result of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available, including, without limitation, the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption ‘). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

VALIDITY OF THE SECURITIES

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Fred A. Robustelli, Associate General Counsel—Treasury and Assistant Secretary, will provide an opinion regarding the validity of the securities for us. Mr. Robustelli beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE’s common stock.

EXPERTS

The consolidated financial statements and schedule of GECC as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 incorporated herein by reference from the Form 8-K filed by GECC on May 4, 2012 have been so incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2011 consolidated financial statements contains an explanatory paragraph stating that, as discussed in Note 1 to the consolidated financial statements, GECC, in 2010, changed its method of accounting for consolidation of variable interest entities and, in 2009, changed its method of accounting for impairment of debt securities, business combinations and noncontrolling interests.

GE Capital*
InterNotes®

Prospectus Supplement dated May 17, 2013